Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

GIGCAPITAL2, INC.,

UPHEALTH MERGER SUB, INC.,

and

UPHEALTH HOLDINGS, INC.

Dated as of November 20, 2020

i

Table of Contents

(continued)

ii

Table of Contents

(continued)

EXHIBIT A	Surviving Corporation Amended and Restated Certificate of Incorporation
EXHIBIT B	GigCapital2 Second Amended and Restated Certificate of Incorporation
EXHIBIT C	Stockholder Support Agreement
EXHIBIT D	Registration Rights and Lock-Up Agreement

SCHEDULE 2.05	Directors and Officers of the Surviving Corporation and GigCapital2
SCHEDULE 6.02	Conduct of Business by GigCapital2 and Merger Sub Pending the Merger
SCHEDULE 7.03	Key Company Stockholders
SCHEDULE 7.06(c)	Thrasys Incentive Restricted Stock Units

iii

BUSINESS COMBINATION AGREEMENT, dated as of November 20, 2020 (this “Agreement”), by and among GigCapital2, Inc., a Delaware corporation (“GigCapital2”), UpHealth Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and UpHealth Holdings, Inc., a Delaware corporation (collectively with any predecessor entities, the “Company”).

WHEREAS, Merger Sub is a wholly-owned direct subsidiary of GigCapital2;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), GigCapital2 and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of GigCapital2;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (as defined herein), including the Merger, be submitted for consideration by the Company’s stockholders;

WHEREAS, the Board of Directors of GigCapital2 (the “GigCapital2 Board”) has (a) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of GigCapital2 and its stockholders, (b) approved this Agreement and the transactions contemplated by this Agreement and declared their advisability, and (c) recommended that the stockholders of GigCapital2 approve and adopt this Agreement and the Merger and directed that this Agreement and the Merger be submitted for consideration by the stockholders of GigCapital2 at the GigCapital2 Stockholders’ Meeting;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has (a) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the sole stockholder of Merger Sub;

WHEREAS, prior to the date hereof, the Company has entered into separate merger agreements with respect to the acquisitions by the Company of Behavioral Health Services, LLC, a Missouri limited liability company (“Behavioral Health Services”), Innovations Group, Inc., a Utah corporation (“Innovations Group”), Thrasys, Inc., a California corporation (“Thrasys”) and TTC Healthcare, Inc., a Delaware corporation (“TTC Healthcare”) and a share purchase agreement providing for the purchase of 99% or more of the equity interests of Glocal Healthcare Systems Private Limited, a company incorporated under the laws of India (“Glocal”), in each case on the terms and subject to the conditions thereof (such merger agreements and share purchase agreement, as amended through the date of this Agreement, the “Company Subsidiary Acquisition Agreements”). Behavioral Health Services, Innovations Group, Thrasys, TTC Healthcare and Glocal are collectively referred to herein as the “Company Subsidiaries” and for the avoidance of doubt, references herein to “Company Subsidiaries” includes all such entities, irrespective of whether such entities have been acquired or are under contract to be acquired by the Company pursuant to any Company Subsidiary Acquisition Agreements (the “Company Subsidiary Acquisitions”);

WHEREAS, prior to the execution and delivery of this Agreement, the Company has completed its acquisition of Thrasys, Behavioral Health Services and 43.46% of the outstanding interests of Glocal as set out in the capitalization tables set out in the applicable Company Subsidiary Acquisition Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, GigCapital2 is entering into a business combination agreement with Cloudbreak Health, LLC, a Delaware limited liability company (“Cloudbreak Health,” and such business combination agreement, the “Cloudbreak Health BCA”), Cloudbreak Merger Sub, LLC, a Delaware limited liability company and a wholly-owned direct subsidiary of GigCapital2 (“Cloudbreak Merger Sub”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Cloudbreak members, and solely with respect to Section 7.15 of the Cloudbreak Health BCA, the Company, Chirinjeev Kathuria and Mariya Pylypiv, pursuant to which Cloudbreak Merger Sub will merge with and into Cloudbreak Health (the “Cloudbreak Health Merger”), with Cloudbreak Health surviving the Cloudbreak Health Merger as a wholly-owned subsidiary of GigCapital2;

WHEREAS, GigCapital2, the Company and the Key Company Stockholders (as defined herein), concurrently with the execution and delivery of this Agreement, are entering into the Stockholder Support Agreement, dated as of the date hereof substantially in the form attached hereto as Exhibit C (the “Stockholder Support Agreement”), providing that, among other things, the Key Company Stockholders will vote their shares of Company Common Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, in connection with the Closing, GigCapital2 and certain stockholders of the Company shall enter into a Registration Rights and Lock-Up Agreement substantially in the form attached hereto as Exhibit D (“Registration Rights and Lock-Up Agreement”); and

WHEREAS, for United States federal income tax purposes, the parties to this Agreement, together with each of the parties to the Cloudbreak Health BCA, intend that (i) the Merger, the Cloudbreak Health Merger and other relevant contributions to GigCapital2 shall constitute a series of transfers as part of a single, integrated transaction and (ii) the Merger, taken together with the Cloudbreak Health Merger and other relevant contributions to GigCapital2, shall qualify as an exchange under Section 351(a) of the U.S. Internal Revenue Code, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Certain Definitions . For purposes of this Agreement:

“Accrediting Organization” means any person that accredits or certifies the business, operations, services, facilities or programs of the Company or any of its Subsidiaries.

“Acquisition Promissory Notes” means promissory notes issued by the Company in connection with its acquisition of the Company Subsidiaries, with a maximum aggregate principal amount of $86,200,000; provided, that such amount shall be reduced by (a) $30,000,000, if upon Closing, the Company has not completed its acquisition of Innovations Group, and (b) $12,750,000, if upon Closing, the Company has not completed its acquisition of TTC Healthcare.

“Aggregate Merger Consideration” means a number of shares of GigCapital2 Common Stock equal to the (a) quotient of (i) the Aggregate Merger Consideration Value divided by (ii) $10.00 less (b) the Thrasys Incentive Amount as determined in accordance with Schedule 7.06(c).

“Aggregate Merger Consideration Value” means $990,000,000, provided, that such amount shall be reduced by (a) $141,428,570, if upon Closing, the Company has not completed its acquisition of Innovations Group, (b) $35,215,710, if upon Closing, the Company has not completed its acquisition of TTC Healthcare, and (c) $990,000 for each 1.0% interest of Glocal that is below 90% and that is not yet acquired by the Company upon Closing, in each case pursuant to the applicable Company Subsidiary Acquisition Agreements; provided, however, that if the Company Closing Net Debt is greater than the Maximum Company Closing Net Debt, such sum shall be reduced by the dollar amount by which the Company Closing Net Debt exceeds the Maximum Company Closing Net Debt. For the avoidance of doubt, the sum of the Aggregate Merger Consideration Value and the merger consideration and the value of the assumed options related to the Cloudbreak Health Merger shall be $1,100,000,000.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Ancillary Agreements” means the Stockholder Support Agreement, the Registration Rights and Lock-Up Agreement and all other agreements, certificates and instruments executed and delivered by GigCapital2, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems or otherwise in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used or held for use in the conduct of the Company Business.

“Company Business” means the business of the Company and the Company Subsidiaries as currently conducted and currently proposed to be conducted as of the date hereof.

“Company Certificate of Incorporation” means the certificate of incorporation of the Company dated October 26, 2020, as such may have been amended, supplemented or modified from time to time.

“Company Closing Cash” means, as of immediately prior to the Effective Time, the sum of the cash and cash equivalents of the Company and each Company Subsidiary that has then been partially or entirely acquired by the Company pursuant to the applicable Company Subsidiary Acquisition Agreements.

“Company Closing Debt” means all Company Debt as of immediately prior to the Effective Time.

“Company Closing Net Debt” means all Company Closing Debt, minus all Company Closing Cash.

“Company Common Stock” means the Company’s common stock, with a par value of $0.000001 per share.

“Company Debt” means the sum of the following obligations and liabilities of the Company and the Company Subsidiaries: (a) all indebtedness for borrowed money or in respect of loans or advances of any kind or for the deferred purchase price of property; (b) the amount of all liabilities pursuant to all financial leases; (c) all liabilities evidenced by bonds, debentures, notes or similar instruments or debt securities; (d) all guarantees of the debt of other Persons; (e) all liabilities in respect of bankers’ acceptances; and (f) all fees, accrued and unpaid interest, premiums or penalties (including prepayment penalties) or other obligations related to any of the foregoing; provided, however, that each of the foregoing amounts shall only include such obligations or liabilities of: (i) the Company; and (ii) each Company Subsidiary that has been partially or entirely acquired by the Company as of immediately prior to the Effective Time.

“Company Fully Diluted Common Stock” means the sum of the aggregate number of shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or any Company Subsidiary or to which the Company or any Company Subsidiary otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change, development, effect or occurrence (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole or (b) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, (vi) any epidemic or pandemic including COVID-19, (vii) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement, (viii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities), (ix) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (x) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect, (xi) any actions taken, or failures to take action, or such other changes or events, in each case, which GigCapital2 has requested or to which it has consented or which actions are contemplated by this Agreement or (xii) any statements or items set forth in the Company Disclosure Schedule, except in the cases of clauses (i) through (iii), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially and disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Software” means Software owned or purported to be owned by or developed by or for the Company or any Company Subsidiary.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries, or any Suppliers or customers of the Company or any Company Subsidiaries or GigCapital2 or its subsidiaries (as applicable) that is not already generally available to the public. “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“Copyleft License” means any license that requires, as a condition of use, modification or distribution of software or other Intellectual Property subject to such license, that such software or other Intellectual Property subject to such license, or other software or other Intellectual Property incorporated into, derived from, used or distributed with such software or other Intellectual Property subject to such license (a) in the case of software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing derivative works, (c) be licensed under terms that allow the Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) be redistributable at no license fee. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Environmental Laws” means any United States federal, state or local or non-United States laws relating to: (a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage, exposure to or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of human health, safety, or the environment or natural resources.

“Exchange Ratio” means the quotient of (a) the Aggregate Merger Consideration divided by (b) the Company Fully Diluted Common Stock.

“FDA” means the United States Food and Drug Administration.

“GigCapital2 Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of GigCapital2 dated June 5, 2019, including as it may be amended by approval of the stockholders of GigCapital2 at the annual meeting of stockholders scheduled for December 3, 2020.

“GigCapital2 Common Stock” means GigCapital2’s common stock, par value $0.0001 per share.

“GigCapital2 Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of GigCapital2; or (b) would prevent, materially delay or materially impede the performance by GigCapital2 or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a GigCapital2 Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries or geographic areas in which GigCapital2 operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, (vi) any epidemic or pandemic including COVID-19 (vii) any actions taken or not taken by GigCapital2 as required by this Agreement or any Ancillary Agreement, (viii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction, or (ix) any actions taken, or failures to take action, or such other changes or events, in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that GigCapital2 is materially and disproportionately affected thereby as compared with other participants in the industry in which GigCapital2 operates.

“GigCapital2 Organizational Documents” means the GigCapital2 Certificate of Incorporation, Bylaws, and the Trust Agreement, in each case as amended, modified or supplemented from time to time.

“GigCapital2 Rights” means rights with each right to convert into one twentieth (1/20) of one share of GigCapital2 Common Stock upon consummation of the Merger.

“GigCapital2 Units” means one share of GigCapital2 Common Stock, one GigCapital2 Warrant and one GigCapital2 Right.

“GigCapital2 Warrants” means warrants to purchase shares of GigCapital2 Common Stock, with each warrant exercisable for one share of GigCapital2 Common Stock at an exercise price of $11.50.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

“Governmental Healthcare Program” any federal, state, or local Governmental Authority healthcare programs, including Medicare, Medicaid, Medicaid waiver programs, TRICARE programs, and all other federal health care programs as defined in 42 U.S.C. § 1320a-7b(f).

“Hazardous Substance(s)” means: (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos, per- and polyfluoroalkyl substances, and radon; and (e) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Healthcare Laws” all laws, regulations and requirements of applicable Governmental Authorities and Accrediting Organizations governing, regulating, restricting or relating or pertaining to the provision, administration, marketing or advertising, ordering or referring of, or the billing, coding or payment for healthcare items or services, the corporate practice of medicine, pharmacy, laboratory operations, professional licensure, pharmacology and the securing, administering and dispensing of drugs, devices, medicines and controlled substances, medical documentation, diagnostic testing, and clinical orders, medical record retention, unprofessional conduct, fee-splitting, referrals, billing and submission of false or fraudulent claims, claims processing, quality, safety, medical necessity, health information privacy and security, patient confidentiality and informed consent, the hiring of employees or acquisition of services or supplies from Persons excluded from participation in Governmental Healthcare Programs, standards of care, quality assurance, including all (i) Laws governing the operation and administration of Medicare, Medicaid, Medicaid waiver, TRICARE or other Governmental Healthcare Programs; (ii) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq.; the Public Health Service Act, 42 U.S.C. § 201 et seq.; the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the federal Stark Law (42 U.S.C. § 1395nn), the federal civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal Exclusion Laws (42 U.S.C. § 1320a-7), the federal Health Care Fraud Law (18 U.S.C. § 1347), the federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801, et seq.), the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)); the Eliminating Kickbacks in Recovery Act of 2018 (18 U.S.C. § 220); and other state and federal laws relating to self-referral, anti-kickback, illegal remuneration, fraud and abuse or the defrauding of or making or presenting of any false claim, false statement or misrepresentation of material facts to any Governmental Healthcare Programs or other Payor; (iii) any and all federal and state laws regarding the prescribing of prescription drugs and controlled substances, including, but not limited to the Ryan Haight Act Online Pharmacy Consumer Protection Act of 2008 and the Controlled Substances Act (21 U.S.C. § 801, et seq.); (iv) HIPAA and Data Privacy and Security Laws; (v) laws governing the licensure, certification or registration of providers, suppliers, and clinical personnel, and laws governing or regulating the practice of medicine or other licensed professions, the ownership and operation of professional service entities, billing and fee arrangements with professional service entities; (vi) laws governing the development, testing (including clinical trials), manufacture, distribution, marketing, sale, dispensing, or provision of, payment for, or arrangement of payment for, devices, drugs, or other regulated health care products or services; licensure, certification, qualification or authority to transact business in connection with the manufacture, distribution, marketing, sales, or provision of, payment for, or arrangement for, devices, drugs, or other regulated health care products or services; and (vii) all applicable rules and regulations promulgated under, and other laws that address the subject matter of, any of the foregoing or the provision of health care and behavioral health care services via telemedicine.

“Healthcare Permits” means any permit, license, or governmental authorization required in order for Company or its Subsidiaries to conduct the business as currently conducted and to test, manufacture, distribute, market, sell, dispense, provide, or obtain payment for, devices, drugs, other regulated health care products or services, or any other company products, including an IDE or IND, a 510(k), and PMA, or a valid exemption from a requirement to have an approved PMA or a cleared 510(k), valid FDA registration of the Company and its Subsidiaries, valid listing of the Company’s and its Subsidiaries’ devices with the FDA, and all applicable state permits, licenses, registrations or authorizations applicable to the Company and its Subsidiaries, such as but not limited to resident or non-resident device distributor licenses, pharmacy licenses, laboratory licenses or wholesaler licenses.

“HIPAA” means 42 U.S.C. §§ 1320d et seq., as amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act, also known as Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009 and the regulations promulgated thereunder, in each case as may be amended from time to time.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (c) copyrights, mask works, rights in topography, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (e) Internet domain names, social media accounts, websites and content; (f) rights of privacy and publicity and all other intellectual property or proprietary rights of any kind or description; (g) Software and rights in Software; (h) rights recognized under applicable Law that are equivalent or similar to any of the foregoing; (i) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (j) all legal rights arising from items (a) through (h), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere, and enjoin based upon such interests, if any, in connection with any of the foregoing.

“International Trade Laws” means (i) all U.S. import and export Laws (including those Laws administered by the U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 C.F.R., Parts 700-774; Homeland Security (Customs and Border Protection) codified at 19 C.F.R., Parts 1-192; State (Directorate of Defense Trade Controls) codified at 22 C.F.R., Parts 103, 120-130; and the Treasury (Office of Foreign Assets Control) codified at 31 C.F.R., Parts 500-598) and (ii) all comparable applicable Laws outside the United States.

“Key Company Stockholders” means the persons and entities listed on Schedule 7.03.

“knowledge” or “to the knowledge” of a person shall mean in the case of the Company, the actual knowledge of Dr. Chirinjeev Kathuria, Mariya Pylypiv, Alfonso W. Gatmaitan, and Martin S. A. Beck (without any duty to inquire or investigate), and in the case of GigCapital2, the actual knowledge of Drs. Avi Katz and Raluca Dinu (without any duty to inquire or investigate).

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws).

“Maximum Company Closing Net Debt” means $33,850,000 (excluding any Acquisition Promissory Notes); provided, that such amount shall be reduced by $12,550,000, if upon Closing, the Company has not completed its acquisition of TTC Healthcare pursuant to the applicable Company Subsidiary Acquisition Agreements.

“Merger Sub Organizational Documents” means the certificate of incorporation and Bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. For the avoidance of doubt, Open Source Licenses include Copyleft Licenses.

“Open Source Materials” means any Software or other Intellectual Property subject to an Open Source License.

“Owned Real Property” means the land owned by the Company or any of the Company Subsidiaries (collectively, the “Land”), together with all buildings and other structures, facilities, and other improvements located thereon (collectively, the “Improvements”); all right, title and interest of the Company or any Company Subsidiary, as applicable, if any, in and to any and all appurtenances, strips or gores, roads, easements, streets, alleys, drainage facilities and rights-of-way bounding any of the Land; all utility capacity, utilities, water rights, licenses, permits, entitlements, and bonds, if any, and all other rights and benefits attributable to the Land; and all rights of ingress and egress thereto; all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any Governmental Authority in connection with the Land or the Improvements held by or granted to the Company or any Company Subsidiary, as applicable, any of their respective predecessors in title, and/or the agents thereof with respect to the Land or the Improvements; all right, title and interest of the Company or any Company Subsidiary, as applicable, in and to all site plans, surveys, soil and substratus studies, and engineering and architectural drawings, plans and specifications, in the possession or control of the Company or any Company Subsidiary, as applicable, relating to the Land or Improvements; all equipment and other personal property owned by the Company or any Company Subsidiary, as applicable, located on and/or exclusively used in connection with the operation of the Land or Improvements; and all written service and maintenance contracts and other written contracts, if any, relating to the Land or Improvements.

“Payor” means any Governmental Healthcare Program or any insurance company, managed care organization, health or medical plan or program or other third party payor, whether private, commercial or governmental, or any fiscal intermediary, contractor other Person administering or overseeing any of the foregoing.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permits” means any and all permits, licenses, registrations, variances, clearances, waivers, consents, commissions, exemptions, orders, provider agreements, authorizations and approvals from any Governmental Authority, and/or any Accrediting organization, including any Healthcare Permits, that are required to conduct the business of Company and any Subsidiary, as applicable, in the manner conducted by them as of immediately prior to the Closing, in each case, that are issued or enforced by a Governmental Authority or Accrediting Organization.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company or the Company Subsidiaries granted to any licensee in the ordinary course of business (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (g) Liens identified in the Financial Statements and (h) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, health information, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, device or household, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data regulated by Privacy/Data Security Laws.

“Privacy/Data Security Laws” means all Laws, self-regulatory standards, third party system and platform requirements, and industry regulations governing (a) the receipt, collection, use, storage, processing, sharing, security, disclosure, transfer, sale, unauthorized access or modification, theft, loss, inaccessibility, breach, or transfer of Personal Information, Protected Health Information, Confidential Information, the Company’s Business Systems or Business Data and (b) unfair and deceptive practices, accessibility, advertising communications (e.g., text messages, emails, calls), PCI-DSS, HIPAA, location tracking and marketing.

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed other otherwise made available by or on behalf of the Company or any Company Subsidiary, from which the Company or any Company Subsidiary has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Protected Health Information” means any individually identifiable information about a person relating to the treatment, payment or healthcare operations of such person, as defined in 45 C.F.R. § 160.103.

“Redemption Rights” means the redemption rights provided for in Section 9.2 of Article IX of the GigCapital2 Certificate of Incorporation.

“Registered Company IP” means all Company-Owned IP that is the subject of registration or an application for registration, including domain names.

“Requisite Approval” means the affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock, voting together as a single class.

“Sanctioned Country” means any country or territory with which dealings are broadly restricted, prohibited, or made sanctionable under any Sanctions Law (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means any person with whom dealings are restricted or prohibited under the Sanctions Laws of the United States, the United Kingdom, the European Union, any member state of the European Union, or the United Nations, including (a) any person identified in any list of sanctioned persons maintained by (i) the United States Department of Treasury’s Office of Foreign Assets Control (including the SDN List, FSE List, or SSI List), the United States Department of Commerce’s Bureau of Industry and Security, or the United States Department of State; (ii) Her Majesty’s Treasury of the United Kingdom; (iii) any committee of the United Nations Security Council; or (iv) the European Union; (b) any person located, organized, or resident in, organized in, or a Governmental Entity or government instrumentality of, any Sanctioned Country and (c) any person directly or indirectly 50% or more owned or controlled by, or acting for the benefit or on behalf of, a person described in (a) or (b).

“Sanctions Law” means all applicable Laws concerning economic sanctions, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of targeted persons, the ability to engage in transactions with specified persons or countries, or the ability to take an ownership interest in assets of specified persons or located in a specified country, including any Laws threatening to impose economic sanctions on any person for engaging in proscribed behavior.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, GigCapital2 or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company or any of the Company Subsidiaries.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by GigCapital2, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

SECTION 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2020 Balance Sheet	§ 4.09(b)
Action	§ 4.11
Agreement	Preamble
Alternative Transaction	§ 7.05(a)
Antitrust Laws	§ 7.13(a)
Behavioral Health Services	Recitals
Blue Sky Laws	§ 4.05(b)
Business Combination Proposal	§ 7.05(b)
Certificate of Merger	§ 2.02(a)
Certificates	§ 3.02(b)
Claims	§ 6.03
Closing	§ 2.02(b)
Closing Date	§ 2.02(b)
Cloudbreak Health	Recitals
Cloudbreak Health BCA	Recitals
Cloudbreak Health Merger	Recitals
Cloudbreak Merger Sub	§ 5.01(b)
Code	Recitals
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	Article IV
Company Permits	§ 4.06
Company Stockholder Approval	§ 4.21
Company Subsidiary	Recitals
Company Subsidiary Acquisition Agreements	Recitals
Confidentiality Agreement	§ 7.04(b)
Continuing Employees	§ 7.06(b)
Contribution	§ 4.15(e)
Contributor	§ 4.15(e)
Data Security Requirements	§ 4.15(i)
DGCL	Recitals
Dissenting Shares	§ 3.05(a)
EarlyBirdCapital	§ 5.12
Effect	§ 1.01
Effective Time	§ 2.02(a)
Environmental Permits	§ 4.15
Equity Plan	§ 7.06(a)
ERISA	§ 4.12(a)
ERISA Affiliate	§ 4.12(c)
Estimated Closing Statement	§ 3.06(a)
Exchange Act	§ 4.24
Exchange Agent	§ 3.02(a)
Exchange Fund	§ 3.02(a)
Financial Statements	§ 4.09(b)

Defined Term	Location of Definition
GAAP	§ 4.09(a)
GigCapital2	Preamble
GigCapital2 Board	Recitals
GigCapital2 Closing Statement	§ 3.06(b)
GigCapital2 Preferred Stock	§ 5.03(a)
GigCapital2 Proposals	§ 7.01(a)
GigCapital2 SEC Reports	§ 5.07(a)
GigCapital2 Stockholders’ Meeting	§ 7.01(a)
Glocal	Recitals
Governmental Authority	§ 4.05(b)
Health Plan	§ 4.12(k)
Improvements	§ 1.01
Innovations Group	Recitals
Initial Post-Closing UpHealth Directors	§ 2.05(b)
Intended Tax Treatment	Recitals
IRS	§ 4.12(b)
Land	§ 1.01
Law	§ 4.05(a)
Lease	§ 4.14(b)
Lease Documents	§ 4.14(b)
Letter of Transmittal	§ 3.02(b)
Material Contracts	§ 4.18(a)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	§ 5.03(b)
Non-PCAOB Financial Statements	§ 7.14
OFAC	§ 4.19(b)
Outside Date	§ 9.01(b)
Outstanding Company Transaction Expenses	§ 3.04(a)
Outstanding GigCapital2 Transaction Expenses	§ 3.04(b)
PCAOB Financial Statements	§ 7.14
Per Share Merger Consideration	§ 3.01(a)
Plans	§ 4.12(a)
PPACA	§ 4.12(k)
Prior Financial Statements	§ 4.09(a)
Program Requirements	§ 4.13(i)
Proxy Statement	§ 7.01(a)
Registration Rights and Lock-Up Agreement	Recitals
Registration Statement	§ 7.01(a)
Remedies Exceptions	§ 4.04
Representatives	§ 7.04(a)
SEC	§ 5.07(a)
Securities Act	§ 5.07(a)
Stockholder Support Agreement	Recitals
Surviving Corporation	§ 2.01
Tax	§ 4.16(q)
Tax Return	§ 4.16(p)
Terminating Company Breach	§ 9.01(f)
Terminating GigCapital2 Breach	§ 9.01(g)
Thrasys	Recitals
Thrasys Incentive Amount	§ 7.06(c)
Transfer Agent Cancellation	§ 3.02(b)
Trust Account	§ 5.13
Trust Agreement	§ 5.13

Defined Term	Location of Definition
Trust Fund	§ 5.13
Trustee	§ 5.13
TTC Healthcare	Recitals
UpHealth Certificate of Incorporation	§ 2.04(c)
UpHealth Board	§ 2.05(b)
WARN Act	§ 4.13(c)
Written Consent	§ 7.03

SECTION 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II.

AGREEMENT AND PLAN OF MERGER

SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 2.02 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “Effective Time”).

(b) Immediately prior to such filing of a Certificate of Merger in accordance with Section 2.02(a), a closing (the “Closing”) shall take place remotely by exchange of electronic deliveries and signatures, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 2.04 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except that references therein to Merger Sub shall be treated as references to the Surviving Corporation, until thereafter amended as provided by law and such certificate of incorporation. After the Effective Time, the Company shall cause the certificate of incorporation of the Surviving Corporation to be amended and restated in its entirety as set forth on Exhibit A.

(b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except that references therein to Merger Sub shall be treated as references to the Surviving Corporation, until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such bylaws, as applicable.

(c) At the Closing, GigCapital2 shall amend and restate, effective as of the Effective Time, the GigCapital2 Certificate of Incorporation to be as set forth on Exhibit B (the “UpHealth Certificate of Incorporation”), which shall among other things result in GigCapital2 being renamed as “UpHealth, Inc.”

SECTION 2.05 Directors and Officers.

(a) The initial directors of the Surviving Corporation and the initial officers of the Surviving Corporation shall be the individuals set forth under the heading “Surviving Corporation” on Schedule 2.05 hereto, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b) The parties shall cause the board of directors of UpHealth, Inc. (the “UpHealth Board”) to be comprised, as of immediately following the Effective Time, of (i) the individuals set forth under the heading “UpHealth” and the subheading “Directors” on Schedule 2.05 (the “Founding Directors”) and (ii) five individuals nominated in writing by a majority of the Founding Directors prior to the Effective Time, which nominated individuals, upon joining the UpHealth Board, must each be an “independent director” (as defined in the New York Stock Exchange Company Manual) thereof (such individuals comprising the UpHealth Board as of immediately following the Effective Time, collectively, the “Initial Post-Closing UpHealth Directors”), each to hold office in accordance with the UpHealth Certificate of Incorporation and the Bylaws of UpHealth, Inc. The officers of UpHealth, Inc. as of immediately following the Effective Time shall be comprised of the individuals set forth under the heading “UpHealth” and the subheading “Officers” on Schedule 2.05, each to hold office in accordance with the UpHealth Certificate of Incorporation and the Bylaws of UpHealth, Inc.

ARTICLE III.

EFFECTS OF THE MERGER

SECTION 3.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of GigCapital2, Merger Sub, the Company or the holders of any of the following securities:

(a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, shall be canceled and converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”);

(b) each share of Company Common Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(c) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(d) Notwithstanding anything to the contrary set forth in this Agreement, (i) the portion of the Aggregate Merger Consideration issuable to any Person pursuant to Section 3.01(a) shall be calculated on an aggregate basis with respect to all shares of Company Common Stock held of record by such Person immediately prior to the Effective Time, and (ii) after such aggregation, any fractional share of GigCapital2 Common Stock that would otherwise be issuable to such Person following such aggregation shall be rounded up to a whole share of GigCapital2 Common Stock.

SECTION 3.02 Exchange of Certificates.

(a) Exchange Agent. On the Closing Date, GigCapital2 shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by GigCapital2 and is reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article III, the number of shares of GigCapital2 Common Stock sufficient to deliver the aggregate Per Share Merger Consideration payable pursuant to this Agreement (such shares of GigCapital2 Common Stock, and any dividends or distributions with respect thereto (pursuant to Section 3.02(c)), being hereinafter referred to as the “Exchange Fund”). GigCapital2 shall cause the Exchange Agent pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.02(c), the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. As promptly as practicable after the date hereof, GigCapital2 shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of Company Common Stock entitled to receive the Per Share Merger Consideration pursuant to Section 3.01: a letter of transmittal, which shall be in a form reasonably acceptable to GigCapital2 and the Company (the “Letter of Transmittal”) and shall specify (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Common Stock (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent (each, a “Transfer Agent Cancellation”); and (ii) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation (or a Transfer Agent Cancellation), together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and GigCapital2 shall cause the Exchange Agent to deliver, the Per Share Merger Consideration in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the Per Share Merger Consideration in accordance with Section 3.01(a) shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01(a).

(c) Distributions with Respect to Unexchanged Shares of GigCapital2 Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the GigCapital2 Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GigCapital2 Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(b). Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, GigCapital2 shall pay or cause to be paid to the holder of the certificates representing shares of GigCapital2 Common Stock issued in exchange therefore, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of GigCapital2 Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of GigCapital2 Common Stock.

(d) No Further Rights in Company Common Stock. The Per Share Merger Consideration payable upon conversion of the Company Common Stock in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Common Stock.

(e) Adjustments to Per Share Consideration. The Per Share Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to GigCapital2 Common Stock occurring on or after the date hereof and prior to the Effective Time.

(f) Termination of Exchange Fund. Except as set forth in Section 3.07 hereto, any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to GigCapital2, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Section 3.02 shall thereafter look only to GigCapital2 for the Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of GigCapital2 free and clear of any claims or interest of any person previously entitled thereto.

(g) No Liability. None of the Exchange Agent, GigCapital2 or the Surviving Corporation shall be liable to any holder of Company Common Stock for any such Company Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.02.

(h) Withholding Rights. Each of the Surviving Corporation and GigCapital2 shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or GigCapital2, as the case may be, and timely and properly remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made (the “Payee”) by the Surviving Corporation or GigCapital2, as the case may be; provided, however, if Surviving Corporation or GigCapital2, as the case may be, determines that an amount is required to be deducted or withheld with respect to any amounts payable, at least two (2) days prior to the Closing Date or other date the applicable payment is scheduled to be made, other than with respect to any compensatory payments, then it shall provide the applicable Payee with written notice of its intent to deduct and withhold, and it shall reasonably cooperate with the such Payee to eliminate or reduce the basis for such deduction or withholding (including providing such Payee with a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding).

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01(a).

SECTION 3.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or GigCapital2 for any reason shall be converted into the Per Share Merger Consideration in accordance with the provisions of Section 3.01(a).

SECTION 3.04 Payment of Expenses.

(a) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, the Company shall provide to GigCapital2 a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with the Transactions (collectively, the “Outstanding Company Transaction Expenses”). On the Closing Date, GigCapital2 shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Transaction Expenses. For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees and expenses of the Company’s stockholders.

(b) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, GigCapital2 shall provide to the Company a written report setting forth a list of all fees, expenses and disbursements incurred by or on behalf of GigCapital2 or Merger Sub for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of GigCapital2 or Merger Sub in connection with the Transactions or otherwise in connection with GigCapital2’s operations (together with written invoices and wire transfer instructions for the payment thereof) (collectively, the “Outstanding GigCapital2 Transaction Expenses”). On the Closing Date following the Closing, GigCapital2 shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding GigCapital2 Transaction Expenses.

(c) GigCapital2 shall not pay or cause to be paid any Outstanding GigCapital2 Transaction Expenses or Outstanding Company Transaction Expenses other than in accordance with this Section 3.04.

SECTION 3.05 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (collectively, the “Dissenting Shares”) shall not be converted into, and such stockholders shall have no right to receive, the Per Share Merger Consideration, unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.01(b), of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock.

(b) Prior to the Closing, the Company shall give GigCapital2 (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of GigCapital2 (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

SECTION 3.06 Closing Calculations.

(a) No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to GigCapital2 a statement certified by an executive officer of the Company (the “Estimated Closing Statement”) setting forth the Company’s good faith estimate of (i) Company Closing Cash, (ii) Company Closing Debt, (iii) Company Closing Net Debt, and (iv) the Company Fully Diluted Common Stock; provided, that Company may update the Estimated Closing Statement and deliver such updated Estimated Closing Statement to GigCapital2 at any time prior to 12:01 a.m. New York time on the Closing Date.

(b) No later than two (2) Business Days prior to the Closing Date, GigCapital2 shall deliver to the Company a statement certified by an executive officer of GigCapital2 (the “GigCapital2 Closing Statement”) setting forth (i) the Aggregate Merger Consideration, the Aggregate Merger Consideration Value and the Per Share Merger Consideration. If the Company updates the Estimated Closing Statement following the delivery of the GigCapital2 Closing Statement, GigCapital2 shall update the GigCapital2 Closing Statement accordingly and deliver an updated GigCapital2 Closing Statement to the Company. Following the delivery of the GigCapital2 Closing Statement, if the Company has any objection to any amounts included in the GigCapital2 Closing Statement, GigCapital2 and the Company shall reasonably cooperate in good faith to resolve such objection.

(c) No later than one (1) Business Day prior to the Closing Date, the Company shall deliver to GigCapital2 a statement certified by an executive officer of the Company setting forth the Aggregate Merger Consideration that will be payable to each holder of shares of Company Common Stock issued and outstanding as of immediately prior to the Effective Time, the stock certificate numbers with respect thereto, and such other information as GigCapital2 may reasonably request of the Company.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by the Company in connection with this Agreement, which the Company shall have the right to update prior to the Closing pursuant to Section 7.17 (the “Company Disclosure Schedule”), the Company hereby represents and warrants to GigCapital2 and Merger Sub as follows:

SECTION 4.01 Organization and Qualification; Subsidiaries.

(a) The Company and each Company Subsidiary, is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect.

(b) Set forth in Section 4.01(b) of the Company Disclosure Schedule is a true and complete list of the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock or other equity securities of each Company Subsidiary owned by the Company and each other Company Subsidiary. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity except as set forth in Section 4.01(b) of the Company Disclosure Schedule. Except as set forth in Section 4.01(b) of the Company Disclosure Schedule, (i) the Company has never owned any other subsidiaries, and prior to Closing, will not acquire any other subsidiaries other than additional interests in Glocal, Innovations Group and TTC Healthcare; and (ii) none of the Company Subsidiary Acquisition Agreements provides a right to any of the Company Subsidiaries, once owned partially or entirely by the Company, to cease to be a owned by the Company prior to the Closing.

SECTION 4.02 Certificate of Incorporation and Bylaws. The Company has prior to the date of this Agreement made available a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

SECTION 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of fifteen million (15,000,000) shares of Company Common Stock. As of the date of this Agreement, (i) four million nine hundred eighty-one thousand three hundred] (4,981,300) shares of Company Common Stock are issued and outstanding.

(b) Except as set forth in Section 4.03(b) of the Company Disclosure Schedule, (i) there are no options, restricted shares, restricted share units, phantom equity awards, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, and (ii) there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock, or any of the equity interests or other securities of the Company or any of the Company Subsidiaries    Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights.

(c) Except as set forth in Section 4.03(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(d) Except as set forth in Section 4.03(d) of the Company Disclosure Schedule, each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(e) Except as set forth in Section 4.03(e) of the Company Disclosure Schedule, (i) the stockholders of the Company collectively own directly and beneficially and of record, all of the equity of the Company (which are represented by the issued and outstanding shares of the Company), and (ii) except for the shares of the Company held by the stockholders of the Company, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(f) All outstanding shares of Company Common Stock and all outstanding shares of capital stock or other equity securities (as applicable) of each Company Subsidiary have been issued and granted in compliance with (A) applicable securities laws and other applicable laws and (B) any pre-emptive rights and other similar requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party.

SECTION 4.04 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by GigCapital2 and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger, this Agreement, the Support Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

SECTION 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL and of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 4.05(a) of the Company Disclosure Schedule, the performance of this Agreement by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order, in each case, of any Governmental Authority (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental or quasi-governmental, regulatory or administrative authority or office, any political or other subdivision thereof, agency, instrumentality, bureau, authority, body or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.06 Permits; Compliance.

a) Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits does not constitute a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing.

b) Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (ii) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.07 Health Regulatory.

(a) Except as set forth in Section 4.07(a) of the Company Disclosure Schedule, to the knowledge of the Company, the Company and any Company Subsidiary and each manager, director, officer, employee and independent contractor of the Company and any Subsidiary, and any other persons acting on behalf of the Company or any Subsidiary, are, and since January 1, 2017, have been, in material compliance with all Healthcare Laws and all Laws and orders of any Governmental Authority applicable to the operation of the business of the Company and any Subsidiary. Except as set forth in Section 4.07(a) of the Company Disclosure Schedule, (i) the Company has not received any notice, subpoena, charges, orders, or any other request from any Governmental Authority regarding any violation or alleged violation of any applicable Healthcare Laws, or any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial, corrective or response action of any nature, and (ii) to the Company’s knowledge, the Company and any Subsidiary have, and are in material compliance with, all Healthcare Permits necessary to conduct their respective businesses as presently conducted, and all such Healthcare Permits are in full force and effect and no cancellation, revocation or suspension of any such Healthcare Permit is pending or to the Company’s knowledge, threatened, that would individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth in Section 4.07(b) of the Company Disclosure Schedule, to Company’s knowledge, the Company, any Subsidiary, and all products sold by the Company or any Subsidiary (i) are, and since January 1, 2017, have been, in material compliance with all Healthcare Laws, and (ii) since January 1, 2017, have not received an FDA-483, untitled letter, warning letter, notice of adverse finding, or notice of deficiency, search warrant, subpoena or civil investigative demand from the FDA or any other Governmental Authority. To the Company’s knowledge, each of the agents, independent contractors, health care provider consultants and distributors of the Company and any Subsidiary, and any other persons acting on behalf of the Company or any Subsidiary, are in material compliance with all Healthcare Laws relative to the business of the Company and/or any Subsidiary.

(c) As applicable, and except as would not have or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, the Company and any Subsidiary is (i) in compliance with all Laws relating to the operation of pharmacies, the compounding and repackaging of drug products, the storage, shipping, and wholesale distribution and the dispensing of prescription drugs or controlled substances, and (ii) in compliance, with all Laws relating to the manufacture, compounding, labeling, packaging, advertising, misbranding, or adulteration of prescription drugs or controlled substances.

(d) As applicable, and except as would not have or be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, none of the Company, nor any Subsidiary, nor any employee, officer, director, agent, or contractor of the Company or any Subsidiary has made an untrue statement of material fact or made a fraudulent statement to a Governmental Authority with respect to any product tested, manufactured, packaged, labeled, distributed, marketed or sold by or on behalf of the Company or any of its Subsidiaries. To the knowledge of the Company, none of the Company, nor any Subsidiary has received written notice that it is currently being investigated by any Governmental Authority.

(e) Except as set forth in Section 4.07(e) of the Company Disclosure Schedule, to the knowledge of the Company, since January 1, 2017, all material documents, reports, claims, and notices required to be maintained or filed with any Governmental Authority by the Company and any Subsidiary to avoid any Company Material Adverse Effect with respect to its business or businesses, or any products have been so maintained or filed on a timely basis, and were correct and complete in all material respects as of the date of filing, or were subsequently updated, changed, corrected, or modified prior to the date hereof and no such filing with any Governmental Authority contains any materially false, misleading or otherwise inaccurate statements or information, whether express or due to omission of material information, as of the date of filing.

(f) To the knowledge of the Company, since January 1, 2017, none of the Company nor any Subsidiary, nor any of their respective officers, directors, managers, employees or independent contractors performing services for the Company or any Subsidiary have submitted, nor caused to be submitted, any claim for payment to any payor source, either governmental or non-governmental, that was false or fraudulent, or in violation of any Payor agreement, false claim or fraud Law, including False Claims Act or any other applicable federal or state false claim or fraud Law.

(g) Except as set forth on Section 4.07(g) of the Company Disclosure Schedule, to the knowledge of the Company, none of the Company nor any Subsidiary, nor any officer, director, employee, agent, or contractor of the Company or any Subsidiary, while they were employed or contracted by the Company or any Subsidiary, have been (i) debarred under 21 U.S.C. § 335a or suspended, excluded or debarred from contracting with any Governmental Authority or from participating in any Governmental Healthcare Program or other Payor plan or program, or any federal or state governmental procurement or non-procurement program; (ii) the subject of any current or pending investigation conducted by or on behalf of any Governmental Authority; (iii) since January 1, 2017, been subject to any criminal, civil or administrative fine, assessment or penalty imposed by any Governmental Authority, or any order, writ, judgment, verdict, injunction, decree, stipulation, ruling, determination or award entered into or issued by or with any Governmental Authority, with respect to any Governmental Healthcare Program or other Payor plan or program, nor is any of the foregoing pending or, to the Company’s knowledge, threatened; (iv) convicted of a criminal or civil offense under any Healthcare Law or is or has been under indictment for the same; (v) since January 1, 2017, been a defendant in any qui tam, False Claims Act or similar litigation, (vi) a party to an individual integrity agreement or corporate integrity agreement with the Office of Inspector General of the U.S. Department of Health and Human Services (“OIG”), deferred prosecution agreement or similar agreement; (vii) since January 1, 2017, been subject to any reporting obligations relating to the provision of any healthcare goods or services or the payment therefor pursuant to any settlement agreement entered into with any Governmental Authority; or (viii) since January 1, 2017, been served with or received any search warrant, subpoena or civil investigative demand by or from any Governmental Authority pursuant to a Healthcare Law; nor are any of the foregoing pending or, to the Company’s knowledge, threatened.

(h) Except as set forth on Section 4.07(h) of the Company Disclosure Schedule, Company and any Subsidiary, and to the extent required by applicable Healthcare Laws and contracts, each health care provider performing services for Company or any Subsidiary, is qualified for participation and duly enrolled in and in compliance in all material respects with the conditions and requirements for participating in, and is a party to a valid provider/supplier agreement with and has all requisite provider numbers, credentials and other Permits required to participate in and bill, each Governmental Healthcare Program and other Payor plan or program in which the Company and any Subsidiary participates or bills for healthcare goods or services. Since January 1, 2017, no claim, action, suit, audit, litigation, controversy, investigation, dispute, survey or other proceeding is pending or, to the Company’s knowledge, has been threatened, against the Company or any Subsidiary, or any health care provider of Company or a Subsidiary with respect to participation in any such Governmental Healthcare Program or other Payor plan or program and, to the Company’s knowledge, no circumstances or facts exist that reasonably could give rise to such claim, action, suit, audit, litigation, controversy, investigation, dispute, survey or proceeding.

(i) Since January 1, 2017, each health care provider employed by or contracted to provide services to the Company or any Subsidiary is (i) to the extent required by Law, duly licensed and/or registered, certificated or permitted as required to practice his or her profession (or provide the applicable services) in the jurisdiction in which the patient was located at the time services were provided; (ii) performing such services in compliance in all material respects with the scope of practice and supervision requirements set forth in applicable Laws and guidelines; and (iii) validly registered (to the extent required) with the U.S. Drug Enforcement Administration (“DEA”) under Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, 21 U.S.C. § 801, et seq., as amended, and regulations promulgated thereunder and with any other Governmental Authority as may be required under similar state law. To Company’s knowledge, there is no claim, action, suit, audit, litigation, controversy, investigation, dispute or similar proceeding pending, or, to the Company’s knowledge, threatened with respect to denial or revocation of, or otherwise involving, any such health care provider’s professional license, certificate or registration (as applicable), DEA registration or other Permits, and, to the Company’s knowledge, no event has occurred, and no fact, circumstance or condition exists, that has resulted or reasonably may result in any denial, loss, restriction, revocation, suspension or rescission thereof.

(j) Since January 1, 2017, neither the Company nor any Subsidiary has (i) made any filings pursuant to OIG’s Self Disclosure Protocol or made any other voluntary disclosure to OIG, the Centers for Medicare and Medicaid Services or any other Governmental Authority; (ii) received any written notice that it is or has been the subject of any inspection, investigation or audit by any Governmental Authority or Payor with respect to its participation in any Governmental Healthcare Program or other Payor plan or program, other than immaterial inspections, investigations or audits in the ordinary course of business; or (iii) is or has been the subject of any focused reviews, Zone or Unit Program Integrity Contractor audits, Recovery Audit Contractor audits, Medicaid Integrity Program audits, Medicare Administrative Contractor audits, or any other material audits with respect to any Governmental Healthcare Program or other Payor.

(k) Neither the Company nor any Subsidiary, nor to the Company’s knowledge any person acting on its or their behalf, has (i) offered, paid, solicited or received any remuneration, kickback, bribe or rebate to or from any Person in exchange for any business, contract or payments from or to any person, nor (ii) been party to any contract, lease, agreement, joint venture, or other arrangement with any health system, hospital, manufacturer, laboratory, or other health care facility, physician or other healthcare provider or immediate family member thereof, or other person who is in a position to make or influence referrals to or otherwise generate business for the Company or any Subsidiary, except in compliance in all respects with all Healthcare Laws.

(l) Neither Company nor any Subsidiary of the Company, nor any of their respective officers, directors, managers, employees or independent contractors while performing services on behalf of the Company or any Subsidiary, have submitted, or caused to be submitted, since January 1, 2015, any claim which violated any applicable self-referral law, including the Stark Law or any applicable state self-referral law.

(m) The Company and each Subsidiary maintains a compliance program that materially meets the requirements of the Healthcare Laws.

(n) The organizational structure of the Company and any Subsidiary does not violate applicable Laws, including, without limitation, those relating to the corporate practice of medicine, organization of professional entities to provide professional health care services, or self-referral or fee-splitting Laws. There is no pending or, to the Company’s knowledge, threatened litigation, proceeding (at law or in equity) or governmental, quasi-governmental or other investigation alleging that the organizational structure violates applicable Laws.

(o) Since January 1, 2015, neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any officer, director, manager, employee, or independent contractor has, (i) violated, aided or abetted the violation of, or conspired to violate the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”) or the U.K. Bribery Act of 2010 (“UK Bribery Act”), each as amended, or (ii) materially violated, aided or abetted the material violation of, or conspired to materially violate any other Laws concerning or relating to bribery or corruption (collectively, with the FCPA and the UK Bribery Act, the “Anticorruption Laws”) or money laundering (the “AML Laws”).

(p) Neither the Company, nor any Subsidiary, nor to the Company’s knowledge, any person on behalf of the Company or any Subsidiary (i) is a Sanctioned Person, (ii) has violated, aided and abetted the violation of, or conspired to violate any Sanctions Laws or export control laws, (iii) has been the subject of any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding, any direct or indirect dealings with any Sanctioned Person or in any Sanctioned Country on behalf of the Company or any Subsidiary, and (iv) to the Company’s knowledge, no such investigation, inquiry or proceedings have been threatened or are pending, and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings in connection with any conduct related to any Sanctions Laws or export control laws.

(q) No action, suit, or proceeding by or before any Governmental Authority or investigation by the Company concerning the Company or any Subsidiary with respect to the Anticorruption Laws, AML Laws, Sanctions Laws or export control laws is pending or, to the Company’s knowledge, threatened. The Company and any Subsidiary have internal policies, procedures, and controls reasonably designed to achieve compliance with all applicable Anticorruption Laws, AML Laws, Sanctions Laws and export control Laws.

SECTION 4.08 Information Privacy and Security Compliance

(a) Since January 1, 2017, the Company and each Subsidiary has complied and is in compliance with all applicable data protection, privacy and other Laws, in each case, governing the collection use, storage, distribution, transfer or disclosure (whether electronically or in any other form or medium) of all Personal Information, including by entering into agreements governing the flow of Personal Information across national borders and providing notice of such flow to each individual to whom such Personal Information relates as required by such Laws. To Company’s knowledge, all Personal Information in the custody or control of the Company has been collected, used, stored, distributed, transferred and disclosed with the consent of each individual to whom it relates as required by such Laws and has been used only for the purposes for which it was initially collected. No Personal Information has been collected, used, stored, distributed, transferred or disclosed by any third party on behalf of the Company. The Company has, and has had in place since January 1, 2017, a privacy policy governing the collection use, storage, distribution, transfer and disclosure of Personal Information by the Company, as the case may be, and has collected, used, stored, distributed, transferred and disclosed all Personal Information in accordance with such policy. Since January 1, 2017, to Company’s knowledge, there has not been any notice to, complaint against or audit, proceeding or investigation conducted or claim asserted with respect to the Company, by any Person (including any Governmental Authority) regarding the collection, use, storage, distribution, transfer or disclosure of Personal Information, and none is pending or, to the knowledge of the Company, threatened (and to the knowledge of the Company there is no basis for the same). The Company has implemented and is in compliance in all material respects with physical, technical and other measures complying with such Laws and meeting applicable industry standards to assure the integrity and security of transactions executed through its computer systems and of all confidential or proprietary data, including Personal Information. Since January 1, 2017, there has been no actual or alleged material breach of security or unauthorized access to or acquisition, use, loss, destruction, compromise or disclosure of any Personal Information, confidential or proprietary data or any other such information maintained or stored by or on behalf of the Company and there have been no facts or circumstances that, to Company’s Knowledge, would require the Company to give notice to any customers, vendors, consumers or other similarly situated Persons of any actual or perceived data security breaches pursuant to any Law or contract.

(b) The Company has entered into a business associate agreement in each case in which it (i) acts as a business associate (as defined in 45 C.F.R. 160.103) and (ii) provides Protected Health Information to its agents, subcontractors or vendors, in each case as required by, and in conformity with, applicable Privacy Laws.

(c) As of the date hereof, neither Company nor any Subsidiary has received any written communication from any Governmental Authority that alleges that Company or Subsidiary in not in compliance with Health Insurance Portability and Accountability Act of 1996 and its implementing regulations at 45 CFR Parts 160, 262 and 164. (HIPAA) or the Health Information Technology for Economic and Clinical Health Act (HITECH Act).

(d) Company and any Subsidiary has materially complied with HIPAA, the HITECH ACT and any comparable state Laws in effect as of the date hereof.

SECTION 4.09 Financial Statements.

(a) The Company is a holding company without obligations except as set forth in the Company Subsidiary Acquisition Agreements and the organizational documents of the Company.

(b) The Company has made available to GigCapital2 true and complete copies of the audited or unaudited, as applicable, balance sheets and the related audited or unaudited, as applicable, statements of operations and cash flows (or equivalent financial statements, as applicable) of each Company Subsidiary for the last two full fiscal years of such Company Subsidiary (collectively, the “Prior Financial Statements”), which are attached as Section 4.09(b) of the Company Disclosure Schedule. Each of the Prior Financial Statements (including the notes thereto) (i) except as set forth on Section 4.09(b) of the Company Disclosure Schedule, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of such Company Subsidiary as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject, in the case of unaudited financial statements, to the absence of notes.

(c) The Company has made available to GigCapital2 a true and complete copy of the unaudited balance sheet of each Company Subsidiary for the portion of the current fiscal year of such Company Subsidiary ended September 30, 2020 (the “2020 Balance Sheet”), and the related reviewed statements of operations and cash flows (or equivalent financial statements, as applicable) of such Company Subsidiary for such period then ended, which are attached as Section 4.09(c) of the Company Disclosure Schedule (such financial statements, including the 2020 Balance Sheet, collectively with the Prior Financial Statements, the “Financial Statements”). Such unaudited financial statements (i) except as set forth on Section 4.09(c) of the Company Disclosure Schedule, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments, none of which are individual or in the aggregate material) and (ii) fairly present, in all material respects, the financial position, results of operations and cash flows of such Company Subsidiary as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments (none of which are individually or in the aggregate material) and the absence of notes.

(d) Except as set forth in Section 4.09(d) of the Company Disclosure Schedule and to the extent set forth on the Financial Statements, the Company Subsidiaries do not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since the date of the 2020 Balance Sheet, (ii) obligations for future performance under any contract to which the relevant Company Subsidiary is a party or (iii) liabilities and obligations which would not reasonably be expected to result in a Company Material Adverse Effect.

(e) Since January 1, 2018 (i) neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(f) To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any Company Subsidiary or, to the knowledge of the Company any officer, employee, contractor, subcontractor or agent of the Company or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(g) Except as set forth in Section 4.09g) of the Company Disclosure Schedules, all accounts receivable of the Company Subsidiaries reflected on the Financial Statements or arising after the date of the 2020 Balance Sheet have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with GAAP. To the knowledge of the Company, such accounts receivable are not subject to valid defenses, setoffs or counterclaims, other than routine credits granted for orders in ordering, shipping, pricing, discounts, rebates, returns in the ordinary course of business and other similar matters. Each Company Subsidiary’s reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices. Since the date of the 2020 Balance Sheet, the Company Subsidiaries have not modified or changed in any material respect its sales practices or methods including such practices and methods in accordance with which such Company Subsidiary fills orders or records sales.

(h) All accounts payable of the Company and the Company Subsidiaries reflected on the Financial Statements or arising after the date of the 2020 Balance Sheet are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the date of the 2020 Balance Sheet, the Company and the Company Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

SECTION 4.10 Absence of Certain Changes or Events. Except as set forth in Section 4.10 of the Company Disclosure Schedule, since the date of the 2020 Balance Sheet and prior to the date of this Agreement, except as otherwise reflected in the Financial Statements, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice, (b) the Company and the Company Subsidiaries have not sold, assigned or otherwise transferred any right, title, or interest in or to any of their material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect, and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01.

SECTION 4.11 Absence of Litigation. Except as set forth in Section 4.11 of the Company Disclosure Schedule, there is no material litigation, suit, claim, action, proceeding or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any directors, officers or employees thereof, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 4.12 Employee Benefit Plans.

(a) All employment and consulting contracts or agreements to which the Company or any Company Subsidiary is a party, and with respect to which the Company or any Company Subsidiary has any obligation have been made available to GigCapital2. Section 4.12(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, restricted stock unit, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, gratuity, change in control, employment, severance, provident fund, pension, fringe benefit, sick pay and vacation plans or arrangements or other compensation and employee benefit plans, programs or arrangements, in each case which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director and/or consultant, or under which the Company or any Company Subsidiary has or could incur any liability (contingent or otherwise) (collectively, the “Plans”).

(b) With respect to each Plan, the Company has made available to GigCapital2, if applicable (i) a true and complete copy of the current plan document (or written summaries of any unwritten Plans) and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications thereto, (iii) a copy of the 2018 filed Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules, (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, and (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years. Neither the Company nor any Company Subsidiary has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c) None of the Plans is or was within the past six (6) years, nor does the Company nor any of its ERISA Affiliates have any liability or obligation under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code. The Company does not have or reasonably expect to have any liability under a multiple employer welfare arrangement under ERISA. None of the Plans that is intended to be qualified under Section 401(a) of the Code has ever held employer securities or employer real property as a plan asset. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with another person would be deemed a “single employer” with such person for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d) Except as set forth in Section 4.12(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is nor will be obligated, whether under any Plan or otherwise, to pay separation, severance, termination, pay in lieu of notice or similar benefits to any person directly as a result of any Transaction contemplated by this Agreement, nor will any such Transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual.

(e) None of the Plans provides, nor does the Company nor any Company Subsidiary have any obligation to provide retiree medical to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code Parts 6 and 7 of Title I of ERISA and the regulations thereunder or any similar State coverage continuation Law.

(f) Each Plan is and has been within the past six (6) years administered in compliance with its terms and, in all respects, in compliance with the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and its ERISA Affiliates have performed, in all respects, all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation in any respect by any party to, any Plan that has resulted or is reasonably likely to result in liability to the Company or any Company Subsidiary. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that would reasonably be expected to give rise to any such Action.

(g) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) with respect to a preapproved plan, is entitled to rely on a favorable opinion or advisory letter from the IRS with respect to the underlying preapproved plan, and to the knowledge of Company, no fact or event has occurred since the date of such determination, opinion or advisory letter or letters from the IRS that would reasonably be expected to result in the revocation of the qualified status of any such Plan or the exempt status of any such trust by the IRS.

(h) To the knowledge of the Company, there has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that is reasonably likely to result in material liability of the Company or any Company Subsidiary. There have been no acts or omissions by the Company or any of its ERISA Affiliates that have given or would reasonably be expected to give rise to any material fines, penalties, taxes or related charges on the Company or any Company Subsidiary under Sections 502 or 4071 of ERISA or Chapter 43 of the Code.

(i) All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries, except as would not result in material liability to the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary maintains, administers or has any liability (contingent or otherwise) with respect to a defined benefit plan that is subject to Section 412 of the Code or Title IV of ERISA or other applicable Law. Each Plan required to be funded by applicable Law or the terms of such Plan has been, is and will be materially funded as of the Closing, subject to and to the extent required by applicable Law or the relevant Plan.

(j) The Company and each of its ERISA Affiliates has each complied in all material respects with the applicable notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(k) The Company and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, in all material respects, with the applicable provisions of the Patient Protection and Affordable Care Act of 2010, as amended (“PPACA”), and no event has occurred, and no condition or circumstance exists, that would reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any material liability for penalties or excise taxes under Code Section 4980D or 4980H or any other provision of the PPACA.

(l) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been documented, administered and operated, in all material respects, in good faith compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or would reasonably be expected to be incurred by a participant in any such Plan.

SECTION 4.13 Labor and Employment Matters.

(a) Section 4.13(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company and any Company Subsidiary as of the date hereof, including, to the knowledge of the Company, any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following: (i) title or position (including whether full or part time); (ii) location and employing entity; (iii) hire date; (iv) exemption treatment by the Company under applicable wage and hour Laws; (v) current annual base compensation rate (or, for hourly employees, the applicable hourly compensation rate); (vi) 2020 target commission, bonus or other incentive based compensation; and (vii) accrued paid time off. Except as set forth on Section 4.13(a) of the Company Disclosure Schedule as of the date hereof, to the knowledge of the Company, all compensation, including wages, commissions and bonuses and any termination indemnities, due and payable to all current and former employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

(b) Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, (i) there are no Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees, which Actions would be material to the Company and the Company Subsidiaries, taken as a whole; (ii) neither the Company nor any Company Subsidiary is, nor has been since January 1, 2018, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or similar state or foreign labor relations agency; and (iv) since January 1, 2018, there has not been any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute with respect to the Company or any Company Subsidiary.

(c) To the knowledge of the Company, the Company and the Company Subsidiaries are and for the past three years have been in material compliance in all material respects with all applicable Laws and contracts relating to the employment, employment practices, employment discrimination, harassment and retaliation, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar state or local Laws), immigration, meal and rest breaks, pay equity, affirmative action obligations, workers’ compensation, family and medical leave, sick leave, occupational safety and health requirements (including any federal, state, local or foreign Laws and orders by Governmental Entities related to COVID-19), and all Laws related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums and social contributions as required by the appropriate Governmental Authority and are not liable in any material amount for any arrears of wages, taxes, social contributions, penalties or other sums for failure to comply with any of the foregoing. To the knowledge of the Company, except as would not result in material liability for the Company and the Company Subsidiaries, taken as a whole, (i) all current and former employees of the Company and the Company Subsidiaries, as applicable, are properly classified as exempt or non-exempt under the Fair Labor Standards Act and/or applicable state and foreign wage and hour Laws; and (ii) all current and former independent contractors and temporary workers of the Company or the Company Subsidiaries, as applicable, are properly classified under applicable Law. Except as set forth in Section 4.13(c) of the Company Disclosure Schedule within the past three years, there have been no misclassification claims filed or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any current or former employees, independent contractors or temporary workers or by any Governmental Authority.

(d) To the knowledge of the Company, the Company and each Company Subsidiary have, since March 31, 2020, complied in all material respects and are in compliance in all material respects with, have not materially violated, and are not in material violation of, and have not received any notices of material non-compliance or violation or alleged material non-compliance or violation with respect to, any Law relating or pertaining to COVID-19 pertaining to employees of the Company and the Company Subsidiaries.

(e) To the knowledge of the Company, there has been and will be no layoff, plant closing, termination, redundancy or any other forms of employment losses in the six-month period prior to Closing that would trigger the obligations of the Company or any Company Subsidiary under the WARN Act or similar state, local or foreign Laws.

SECTION 4.14 Real Property; Title to Assets.

(a) Section 4.14(a) of the Company Disclosure Schedule sets forth the Owned Real Property. Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, the Company or one of the Company Subsidiaries has good and valid title in fee simple to the Owned Real Property, free and clear of all Liens other than Permitted Liens.

(b) Section 4.14(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company or any Company Subsidiary leases, subleases or licenses any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to GigCapital2. Except as otherwise set forth in Section 4.14(b) of the Company Disclosure Schedule, (i) there are no leases, subleases, concessions or other contracts granting to, and neither the Company nor any Company Subsidiary is a party to any lease, sublease, concession or other contract granting to the Company or Company Subsidiaries, the right to use or occupy any real property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party(ies) to such Leases, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company, nor any Company Subsidiary, has leased, subleased, sublicensed or otherwise granted to any person any right to use, occupy or possess any portion of the Leased Real Property or any portion of the Owned Real Property.

(c) There are no contractual or legal restrictions that preclude or restrict the ability of the Company or Company Subsidiary to use any Owned Real Property or Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. There are no latent defects or adverse physical conditions affecting the Owned Real Property or Leased Real Property, and improvements thereon, other than those that would not have a Company Material Adverse Effect.

(d) Except as set forth in Section 4.14(d) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

SECTION 4.15 Intellectual Property.

(a) Section 4.15(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i) Registered Company IP (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar); (ii) other Company-Owned IP material to the Company Business, including material unregistered trademarks and copyrights, Company Software, and any Business Systems owned or purported to be owned by the Company or any Company Subsidiary that would have a replacement cost of more than $75,000; and (iii) all contracts or agreements to use any Company-Licensed IP that are material to the Company Business, including for Intellectual Property rights incorporated in or necessary for any Products, and the Business Systems of any other person (other than unmodified, commercially available, “off-the-shelf” Software with a replacement cost and/or aggregate annual license and maintenance fees of less than $75,000). The Company IP specified on Section 4.15(a) of the Company Disclosure Schedule constitutes all material Intellectual Property rights used or held for use in the operation of the Company Business and is sufficient for the conduct of the Company Business.

(b) The Company or one of the Company Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has the right to use pursuant to a valid and enforceable written license, all Company-Licensed IP. The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company’s or any Company Subsidiary’s right to own or use any Company IP. Immediately subsequent to the Closing, the Company IP shall be owned or available for use by the Company and the Company Subsidiaries on terms and conditions identical to those under which they own or use the Company IP immediately prior to the Closing, without payment of additional fees. All Company-Owned IP is subsisting and, excluding any Registered Company IP that consists solely of an application for registration, valid and enforceable. All Registered Company IP is currently in material compliance with all applicable legal requirements. No loss or expiration of any of the Company-Owned IP is threatened, or pending.

(c) The Company and each of its applicable Company Subsidiaries have taken and take reasonable actions to maintain, protect and enforce Intellectual Property rights, including the secrecy, confidentiality and value of its trade secrets, Personal Information and other Confidential Information. Neither the Company nor to the Company’s knowledge any Company Subsidiaries have disclosed any trade secrets, Personal Information or other Confidential Information that is material to the business of the Company or any applicable Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such trade secrets, Personal Information and Confidential Information.

(d) Except as set forth in Section 4.15(d) of the Company Disclosure Schedule, (i) There have been no claims filed and served, or threatened in writing (including email), against the Company or any Company Subsidiary in any forum, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company IP, or (B) alleging any infringement, violation or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any demands or unsolicited offers to license any Intellectual Property rights from any other person); (ii) the operation of the Company Business (including the use, development, manufacture, marketing, license, sale, distribution or furnishing of any Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons or constitute, unfair competition or trade practices under the Laws of any applicable jurisdiction; (iii) to the Company’s knowledge, no other person, including any employee or former employee of Company or any Company Subsidiary, has infringed, misappropriated or violated any of the Company-Owned IP; (iv) none of the Company-Owned IP or Products is subject to any proceeding, or outstanding order, agreement, settlement or stipulation restricting in any manner the use, enforcement, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition by the Company or any of the Company Subsidiaries of any Company-Owned IP, or any Product, and (v) neither the Company nor, to the Company’s knowledge, any of the Company Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(e) Except as set forth in Section 4.15(e) of the Company Disclosure Schedule, all persons who have contributed, developed or conceived (each, a “Contributor”) any Intellectual Property (i) for or on behalf of Company or any of the Company Subsidiaries, or (ii) in the course of and related to his, her or its relationship with the Company or the applicable Company Subsidiary (in each case a “Contribution”) have executed valid, written agreements with the Company or one of the Company Subsidiaries, pursuant to which such persons have irrevocably assigned to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Contribution, without further future consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property. All such assignments are enforceable and fully effective to vest sole and exclusive ownership of any and all Contributions in the Company or the applicable Company Subsidiary, and were made in compliance with all requirements of applicable Law, including if required, a timely agreement formalizing such transfer, payment of remuneration, and registration with the applicable Governmental Authority. No current or former employee, consultant or independent contractor of the Company or any of the Company Subsidiaries: (A) is in violation of any term or covenant of any agreement with any other person by virtue of such employee, consultant or independent contractor being employed by, or performing services for, the Company or any Company Subsidiary, or is using trade secrets or proprietary information of others without permission; (B) has any right, license, claim or interest whatsoever in or with respect to any Company IP, or (C) has developed any Intellectual Property for the Company or any of the Company Subsidiaries that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights in or to such Intellectual Property.

(f) Except as set forth in Section 4.15(f) of the Company Disclosure Schedule, neither the Company or, to the Company’s knowledge, the Company’s Subsidiaries or any other person is in material breach or in material default of any agreement specified in Sections 4.15(a)(iii), 4.15(e) or 4.15(j) of the Company Disclosure Schedule.

(g) To the Company’s knowledge, all use and distribution of Open Source Materials by or through the Company and the Company Subsidiaries is in material compliance with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements. To the Company’s knowledge, neither the Company nor any Company Subsidiary has incorporated any Copyleft Materials into any Company Software or otherwise used any Copyleft Materials, in each case, in a manner that requires the Company Software or Company-Licensed IP, any portion thereof, or any Company IP, to be subject to Copyleft Licenses.

(h) The Company and/or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient in material respects for the immediate and anticipated future needs of the Company Business. There has never been any material failure with respect to any of the Business Systems that has not been remedied. The Company and each of the Company Subsidiaries maintains business continuity and disaster recovery plans consistent with industry standards for companies with similar resources in the same sector. The Company and each of the Company Subsidiaries have purchased a sufficient number of seat licenses for their Business Systems.

(i) Except as set forth in Section 4.15(i) of the Company Disclosure Schedule, all current officers, management employees, technical and professional employees, consultants and independent contractors of the Company and the Company Subsidiaries are under written or legal obligation to the Company and the Company Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment. To the Company’s knowledge, no past or current officers, management employees, technical or professional employees, consultants or independent contractors of the Company or any Company Subsidiaries are in breach of any such obligations to the Company or any of the Company Subsidiaries.

(j) No funding and no personnel, facilities or other resources of any Governmental Authority, university, college, other similar institution, or research center were used in the development of any Company-Owned IP, and except for the “Government Joint Venture” identified in the Merger Agreement between Company and Thrasys, Inc., nor does any such person have any rights, title or interest in or to any Company-Owned IP.

(k) Neither the Company nor any Company Subsidiaries is, or has ever been, a member or promoter of, or contributor to, any industry standards body or similar standard setting organization that could require or obligate the Company or any Company Subsidiaries to grant or offer to any other person any license or right to any Company-Owned IP.

(l) To the Company’s knowledge, no person or entity other than the Company and the Company Subsidiaries has or has had possession of any source code of any Company Software without being subject to a duty not to disclose the source code, and the consummation of the transactions contemplated herein will not result in the release of any source code for any Company Software or any other proprietary Company-Owned IP.

SECTION 4.16 Taxes.

(a) The Company and each of its Company Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all material Taxes, whether or not shown as due on such filed Tax Returns, except with respect to current Taxes not yet due and payable or otherwise being contested in good faith and are disclosed in Section 4.16(a) of the Company Disclosure Schedule; (iii) with respect to all material Tax Returns filed by or with respect to the Company or any Company Subsidiary, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing, for a Tax period for which the statute of limitations for assessments remains open; and (v) except as set forth in Section 4.16(a) of the Company Disclosure Schedule, have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of the Company, for any material Taxes of the Company that have not been paid, whether or not shown as being due on any Tax Return.

(b) Except as set forth in Section 4.16(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.

(c) None of the Company and its Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) entered into or created on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business.

(d) Each of the Company and the Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts, or benefits under any Plan, paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with information reporting requirements related thereto.

(e) No person holds shares of capital stock of the Company that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been timely made.

(f) Section 4.16(f) of the Company Disclosure Schedule lists all service providers of the Company and any Company Subsidiary who are reasonably believed by the Company to be “disqualified individuals” (within the meaning of Section 280G of the Code). None of the Company, any Company Subsidiary or any affiliate of the Company has made any payments, or is obligated to make any payments or is a party to any plan or Contract that would reasonably be expected to obligate it to make any payments that would not be deductible under Section 280G of the Code or result in the payment of an excise tax by any Person under Section 4999 of the Code.

(g) Except as set forth in Section 4.16(g) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Company was the common parent).

(h) Neither the Company nor any of the Company Subsidiaries has any material liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract (but excluding contracts, the primary purpose of which do not relate to taxes), or otherwise.

(i) Except as set forth in Section 4.16(i) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries (i) has any request for a material ruling in respect of Taxes pending between the Company or any Company Subsidiary and any Tax authority; or (ii) has entered into any closing agreement, private letter ruling technical advice memoranda or similar agreements with any Tax authority.

(j) Except as set forth in Section 4.16(j) of the Company Disclosure Schedules, the Company has made available to GigCapital2 true, correct and complete copies of the U.S. federal income Tax Returns filed by the Company and its Company Subsidiaries for tax years 2017, 2018 and 2019.

(k) Neither the Company nor any of the Company Subsidiaries has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(l) Neither the Company nor any of its Company Subsidiaries has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(m) Except set forth in Section 4.16(m) of the Company Disclosure Schedule, neither the IRS nor any other United States or non-United States taxing authorities or agencies have asserted in writing, or, to the knowledge of the Company or any of the Company Subsidiaries, has threatened, to the knowledge of the Company, to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes.

(n) There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(o) None of the Company and the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company and its Company Subsidiaries has received written notice from a non-United States taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(p) None of the Company or the Company Subsidiaries has taken, has agreed to take, or intends to take, in each case, any action that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

(q) As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes,”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, social insurance, customs, duties, tariffs, occupancy and other fees, assessments or governmental charges of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including customs entries and summaries, elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) supplied or required to be supplied to a Tax authority relating to Taxes.

SECTION 4.17 Environmental Matters. Except as set forth in Section 4.17 of the Company Disclosure Schedule, (a) None of the Company nor any of the Company Subsidiaries has materially violated since January 1, 2018 or is in material violation of applicable Environmental Law; (b) none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (c) none of the Company or any of the Company Subsidiaries is, in any material respect, actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required of each of the Company and each Company Subsidiary under applicable Environmental Law (“Environmental Permits”); (e) none of the Company nor any of the Company Subsidiaries is the subject of any claims, actions or suits relating to Hazardous Substances or arising under Environmental Laws, and there are no facts or circumstances that would be reasonably expected to result in any future claims, liabilities or actions, and (f) each of the Company and each Company Subsidiary is in material compliance with its Environmental Permits.

SECTION 4.18 Material Contracts.

(a) Section 4.18(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the contracts and agreements to which the Company or any Company Subsidiary is a party that are material to the business of the Company and any Company Subsidiary (such contracts and agreements as are required to be set forth in Section 4.18(a) of the Company Disclosure Schedule along with any Plan listed on Section 4.12(a) of the Company Disclosure Schedule being the “Material Contracts”).

(b) Each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party. To the Company’s knowledge, no other party is in breach or violation of, or default under, any Material Contract. The Company and the Company Subsidiaries have not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company has furnished or made available to GigCapital2 true and complete copies of all Material Contracts, including amendments thereto that are material in nature.

SECTION 4.19 International Trade Laws.

(a) The Company and the Company Subsidiaries are in compliance in all respects with all International Trade Laws applicable to them, except where the failure to be in compliance does not constitute a Company Material Adverse Effect. Without limiting the foregoing: (i) the Company and the Company Subsidiaries have obtained all export and import licenses and other approvals required for their respective imports and exports of products, software and technologies required by any International Trade Law, and all such approvals and licenses are in full force and effect; (ii) the Company and the Company Subsidiaries are in compliance with the terms of such applicable export and import licenses or other approvals; (iii) there are no claims pending or threatened in writing against any Company or Company Subsidiaries with respect to such export and import licenses or other approvals, except with respect to clauses (i), (ii) and (iii) does not constitute a Company Material Adverse Effect; and (iv) the Company and the Company Subsidiaries have processes in place to ensure that any imported merchandise into the United States is properly declared, marked and labeled in accordance with all U.S. Laws at the time of importation.

(b) Except as would not constitute a Company Material Adverse Effect, neither the Company nor any Company Subsidiary nor any director of or officer of any of the Company or any Company Subsidiary, or, to the Company’s actual or constructive knowledge (as defined in the relevant International Trade Laws), any other representative or agent acting on behalf of the Company or any Company Subsidiary is currently identified on the Specially Designated Nationals List or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company and the Company Subsidiaries have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Company Subsidiary, joint venture partner or other person, in connection with any sales or operations in violation of U.S. sanctions administered by OFAC or for the purpose of unlawfully financing the activities of any person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five years.

SECTION 4.20 Insurance.

(a) Section 4.20(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured that is the Company or any Company Subsidiary, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect and all premiums thereto have been paid; (ii) neither the Company nor any Company Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

SECTION 4.21 Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders. The Requisite Approval (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions. The Written Consent, if executed and delivered, would qualify as the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions.

SECTION 4.22 Certain Business Practices. Since January 1, 2015, none of the Company, any Company Subsidiary or, to the Company’s knowledge, any directors or officers, agents or employees of the Company, the Company’s predecessors, or any Company Subsidiary, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other payment in violation of applicable anti-bribery or Anticorruption Laws. The Company and all Company Subsidiaries have adopted and maintain adequate policies, procedures, and controls to ensure that the Company and the Company Subsidiaries have complied and are in compliance with all applicable anti-bribery or Anti-corruption Laws. The Company and all Company Subsidiaries have at all times maintained accounting and financial controls adequate to ensure that: (i) all payments and activities have been accurately recorded in the books, records and accounts of the Company and all Company Subsidiaries; (ii) there have been no false, inaccurate, misleading, or incomplete entries made in the Company’s books, records and accounts; and (iii) the Company and all Company Subsidiaries have not established or maintained any secret or unrecorded funds or accounts. The books, records, and accounts of the Company and all Company Subsidiaries accurately reflect in reasonable detail the character and amount of all transactions, and the Company and all Company Subsidiaries have not had or maintained any bank or other financial account that is not or was not accurately disclosed in their books, records, and accounts.

SECTION 4.23 Interested Party Transactions. Except as set forth in Section 4.23 of the Company Disclosure Schedule and except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other affiliate of the Company or any Company Subsidiary, to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.18(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.23. The Company and the Company Subsidiaries have not, since January 1, 2018, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

SECTION 4.24 Exchange Act. Neither the Company nor any Company Subsidiary is currently (or has previously been) subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 4.25 Brokers. Except for Needham & Co., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

SECTION 4.26 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to GigCapital2, its affiliates or any of their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to GigCapital2, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to GigCapital2, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF GIGCAPITAL2 AND MERGER SUB

Except as set forth in the GigCapital2 SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such GigCapital2 SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate Organization), Section 5.03 (Capitalization) and Section 5.04 (Authority Relative to This Agreement)), GigCapital2 hereby represents and warrants to the Company as follows:

SECTION 5.01 Corporate Organization.

(a) Each of GigCapital2 and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b) Merger Sub and Cloudbreak Merger Sub, LLC, a Delaware limited liability company (“Cloudbreak Merger Sub”), are the only subsidiaries of GigCapital2. Except for Merger Sub and Cloudbreak Merger Sub, GigCapital2 does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

SECTION 5.02 Certificate of Incorporation and Bylaws. Each of GigCapital2 and Merger Sub has heretofore furnished to the Company complete and correct copies of the GigCapital2 Organizational Documents and the Merger Sub Organizational Documents. The GigCapital2 Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither GigCapital2 nor Merger Sub is in violation of any of the provisions of the GigCapital2 Organizational Documents and the Merger Sub Organizational Documents, respectively.

SECTION 5.03 Capitalization.

(a) The authorized capital stock of GigCapital2 consists of (i) one-hundred million (100,000,000) shares of GigCapital2 Common Stock, and (ii) one million (1,000,000) shares of preferred stock, par value $0.0001 per share (“GigCapital2 Preferred Stock”). As of the date of this Agreement (i) twenty-two million two hundred forty-five thousand (22,245,000) shares of GigCapital2 Common Stock are issued and outstanding (which includes seventeen million two hundred fifty thousand (17,250,000) shares subject to Redemption Rights), all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of GigCapital2 Common Stock are held in the treasury of GigCapital2, (iii) seventeen million eight hundred and seventeen thousand five hundred (17,817,500) GigCapital2 Warrants are issued and outstanding, (iv) seventeen million eight hundred and seventeen thousand five hundred (17,817,500) GigCapital2 Rights are issued and outstanding Stock, (v) seventeen million eight hundred and seventeen thousand five hundred (17,817,500) shares of GigCapital2 Common Stock are reserved for future issuance pursuant to the GigCapital2 Warrants and (vi) eight hundred ninety thousand eight hundred seventy five (890,875) shares of GigCapital2 Common Stock are reserved for issuance upon conversion of the GigCapital2 Rights. As of the date of this Agreement, there are no shares of GigCapital2 Preferred Stock issued and outstanding. Each GigCapital2 Warrant is exercisable for one share of GigCapital2 Common Stock at an exercise price of $11.50.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of ten thousand (10,000) shares of common stock, par value $0.0001 per share (the “Merger Sub Common Stock”). As of the date hereof, ten thousand (10,000) shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by GigCapital2 free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.

(c) All outstanding GigCapital2 Units, shares of GigCapital2 Common Stock, GigCapital2 Warrants and GigCapital2 Rights have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the GigCapital2 Organizational Documents.

(d) The Per Share Merger Consideration being delivered by GigCapital2 hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the GigCapital2 Organizational Documents. The Per Share Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

(e) Except for securities issued by GigCapital2 as permitted by this Agreement and the GigCapital2 Warrants and the GigCapital2 Rights, GigCapital2 has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of GigCapital2 or obligating GigCapital2 to issue or sell any shares of capital stock of, or other equity interests in, GigCapital2. All shares of GigCapital2 Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither GigCapital2 nor any subsidiary of GigCapital2 is a party to, or otherwise bound by, and neither GigCapital2 nor any subsidiary of GigCapital2 has granted, any equity appreciation rights, participations, phantom equity or similar rights. GigCapital2 is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of GigCapital2 Common Stock or any of the equity interests or other securities of GigCapital2 or any of its subsidiaries. There are no outstanding contractual obligations of GigCapital2 to repurchase, redeem or otherwise acquire any shares of GigCapital2 Common Stock. There are no outstanding contractual obligations of GigCapital2 to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

SECTION 5.04 Authority Relative to This Agreement. Each of GigCapital2 and Merger Sub have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of GigCapital2 and Merger Sub and the consummation by each of GigCapital2 and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of GigCapital2 or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of GigCapital2 Common Stock and by the holders of a majority of the then-outstanding shares of Merger Sub Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL, and (b) with respect to the issuance of GigCapital2 Common Stock and the amendment and restatement of the GigCapital2 Certificate of Incorporation pursuant to this Agreement, the approval of a majority of the then-outstanding shares of GigCapital2 Common Stock). This Agreement has been duly and validly executed and delivered by GigCapital2 and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of GigCapital2 and Merger Sub, enforceable against GigCapital2 and Merger Sub in accordance with its terms subject to the Remedies Exceptions.

SECTION 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of GigCapital2 and Merger Sub do not, and the performance of this Agreement by each of GigCapital2 and Merger Sub will not, (i) conflict with or violate the GigCapital2 Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of GigCapital2 or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of GigCapital2 or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of GigCapital2 or Merger Sub is a party or by which each of GigCapital2 or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which individually or in the aggregate would not have or reasonably be expected to have a GigCapital2 Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of GigCapital2 and Merger Sub do not, and the performance of this Agreement by each of GigCapital2 and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the pre-

merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent GigCapital2 or Merger Sub from performing its material obligations under this Agreement.

SECTION 5.06 Compliance. Neither GigCapital2 nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to GigCapital2 or Merger Sub or by which any property or asset of GigCapital2 or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which GigCapital2 or Merger Sub is a party or by which GigCapital2 or Merger Sub or any property or asset of GigCapital2 or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a GigCapital2 Material Adverse Effect. Each of GigCapital2 and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for GigCapital2 or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) GigCapital2 has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since June 5, 2019, together with any amendments, restatements or supplements thereto (collectively, the “GigCapital2 SEC Reports”). GigCapital2 has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by GigCapital2 with the SEC to all agreements, documents and other instruments that previously had been filed by GigCapital2 with the SEC and are currently in effect. As of their respective dates, the GigCapital2 SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of GigCapital2 has filed with the SEC on a timely basis all documents required with respect to GigCapital2 by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the GigCapital2 SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of GigCapital2 as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). GigCapital2 has no off-balance sheet arrangements that are not disclosed in the GigCapital2 SEC Reports. No financial statements other than those of GigCapital2 are required by GAAP to be included in the consolidated financial statements of GigCapital2.

(c) Except as and to the extent set forth in the GigCapital2 SEC Reports, neither GigCapital2 nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of GigCapital2’s and Merger Sub’s business.

(d) GigCapital2 is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

(e) GigCapital2 has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to GigCapital2 and other material information required to be disclosed by GigCapital2 in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to GigCapital2’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting GigCapital2’s principal executive officer and principal financial officer to material information required to be included in GigCapital2’s periodic reports required under the Exchange Act.

(f) GigCapital2 maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that GigCapital2 maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. GigCapital2 has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of GigCapital2 to GigCapital2’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of GigCapital2 to record, process, summarize and report financial data. GigCapital2 has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of GigCapital2. Since June 5, 2019, there have been no material changes in GigCapital2 internal control over financial reporting.

(g) There are no outstanding loans or other extensions of credit made by GigCapital2 to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of GigCapital2. GigCapital2 has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Neither GigCapital2 (including any employee thereof) nor GigCapital2’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by GigCapital2, (ii) any fraud, whether or not material, that involves GigCapital2’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by GigCapital2 or (iii) any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the GigCapital2 SEC Reports. To the knowledge of GigCapital2, none of the GigCapital2 SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

SECTION 5.08 Absence of Certain Changes or Events. Since June 5, 2019, except as expressly contemplated by this Agreement, (a) GigCapital2 has conducted its business in the ordinary course and in a manner consistent with past practice, and (b) there has not been any GigCapital2 Material Adverse Effect.

SECTION 5.09 Absence of Litigation. There is no Action pending or, to the knowledge of GigCapital2, threatened against GigCapital2, or any property or asset of GigCapital2, before any Governmental Authority. Neither GigCapital2 nor any material property or asset of GigCapital2 is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of GigCapital2, continuing investigation by, any Governmental Authority.

SECTION 5.10 Board Approval; Vote Required.

(a) The GigCapital2 Board, by resolutions duly adopted by majority vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of GigCapital2 and its stockholders, (ii) approved this Agreement and the transactions contemplated by this Agreement and declared their advisability, (iii) recommended that the stockholders of GigCapital2 approve and adopt this Agreement and the Merger and directed that this Agreement and the Merger be submitted for consideration by the stockholders of GigCapital2 at the GigCapital2 Stockholders’ Meeting.

(b) The only vote of the holders of any class or series of capital stock of GigCapital2 necessary to approve the transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of GigCapital2 Common Stock.

(c) The Merger Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, and (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the sole stockholder of Merger Sub.

(d) The only vote of the holders of any class or series of capital stock of Merger Sub is necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

SECTION 5.11 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

SECTION 5.12 Brokers. Except for EarlyBirdCapital, Inc. (“EarlyBirdCapital”), Northland Securities, Inc., Nomura Securities International, Inc. and Odeon Capital Group LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of GigCapital2 or Merger Sub.

SECTION 5.13 GigCapital2 Trust Fund. As of the date of this Agreement, GigCapital2 has no less than $174,272,398.21 in the trust fund established by GigCapital2 for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of June 10, 2019, between GigCapital2 and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. GigCapital2 has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by GigCapital2 or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between GigCapital2 and the Trustee that would cause the description of the Trust Agreement in the GigCapital2 SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of GigCapital2, that would entitle any person (other than stockholders of GigCapital2 who shall have elected to redeem their shares of GigCapital2 Common Stock pursuant to the GigCapital2 Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the GigCapital2 Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of GigCapital2, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, GigCapital2 shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to GigCapital2 as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of GigCapital2 due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of GigCapital2 who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to GigCapital2 in connection with its efforts to effect the Merger and the Cloudbreak Merger (including fees owed by GigCapital2 to EarlyBirdCapital, Northland Securities, Inc. and Odeon Capital Group LLC, pursuant to that certain Business Combination Marketing Agreement, dated June 5, 2019, among EarlyBirdCapital and GigCapital2). As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, GigCapital2 has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to GigCapital2 at the Effective Time.

SECTION 5.14 Employees. Other than any officers as described in the GigCapital2 SEC Reports, GigCapital2 and Merger Sub have never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by GigCapital2’s officers and directors in connection with activities on GigCapital2’s behalf in an aggregate amount not in excess of the amount of cash held by GigCapital2 outside of the Trust Account, GigCapital2 has no unsatisfied material liability with respect to any employee, officer or director. GigCapital2 and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plan, program or arrangement.

SECTION 5.15 Taxes.

(a) GigCapital2 and Merger Sub (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all material Taxes, whether or not shown as due on such filed Tax Returns, except with respect to current Taxes not yet due and payable or otherwise being contested in good faith or that are described in clause (a)(v) below; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period for which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of the GigCapital2, for any material Taxes of GigCapital2 that have not been paid, whether or not shown as being due on any Tax Return.

(b) Each of GigCapital2 and Merger Sub has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts or benefits paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with information reporting requirements related thereto.

(c) Neither GigCapital2 nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes.

(d) None of GigCapital2 or Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law) entered into or created on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date outside the ordinary course of business.

(e) Neither GigCapital2 nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(f) Neither GigCapital2 nor Merger Sub has any material liability for the Taxes of any person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract (but excluding contracts, the primary purpose of which do not relate to taxes), or otherwise.

(g) Neither GigCapital2 nor Merger Sub (i) has any request for a material ruling in respect of Taxes pending between GigCapital2 and/or Merger Sub, on the one hand, and any Tax authority, on the other hand, or; (ii) has entered into any closing agreement, private letter ruling technical advice memoranda or similar agreements with any Tax authority.

(h) Neither the IRS nor any other United States or non-United States taxing authorities or agencies have asserted in writing, or, to the knowledge of GigCapital2, has threatened, to the knowledge of GigCapital2, to assert against GigCapital2 or Merger Sub, any material deficiency or claim for any Taxes.

(i) There are no Tax liens upon any assets of GigCapital2 or Merger Sub except for Permitted Liens.

(j) Neither GigCapital2 nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k) Neither GigCapital2 nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(l) Neither GigCapital2 nor Merger Sub has taken, has agreed to take, or intends to take, in each case, any action that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. To the knowledge of the GigCapital2, no facts or circumstances exist that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

SECTION 5.16 Listing. The issued and outstanding GigCapital2 Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “GIX.U.” The issued and outstanding shares of GigCapital2 Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “GIX”. The issued and outstanding GigCapital2 Warrants and GigCapital2 Rights are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “GIX.WS” and “GIX.RT,” respectively. As of the date of this Agreement, there is no Action pending or, to the knowledge of GigCapital2, threatened in writing against GigCapital2 by the New York Stock Exchange or the SEC with respect to any intention by such entity to deregister the GigCapital2 Units, the shares of GigCapital2 Common Stock, GigCapital2 Warrants or GigCapital2 Rights or terminate the listing of GigCapital2 on the New York Stock Exchange. None of GigCapital2 or any of its affiliates has taken any action in an attempt to terminate the registration of the GigCapital2 Units, the shares of GigCapital2 Common Stock, the GigCapital2 Warrants or the GigCapital2 Rights under the Exchange Act.

SECTION 5.17 GigCapital2’s and Merger Sub’s Investigation and Reliance. Each of GigCapital2 and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and any Company Subsidiary and the Transactions, which investigation, review and analysis were conducted by GigCapital2 and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. GigCapital2, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and any Company Subsidiary and other information that they have requested in connection with their investigation of the Company and Company Subsidiary and the Transactions. Neither GigCapital2 nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any Company Subsidiary or any of their respective Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule). Neither the Company nor any of its stockholders, affiliates or Representatives shall have any liability to GigCapital2, Merger Sub or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to GigCapital2 or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and/or any Company Subsidiary.

ARTICLE VI.

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01 Conduct of Business by the Company Pending the Merger.

(a) the Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, or any Company Subsidiary Acquisition Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, or (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless GigCapital2 shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

the Company shall, and shall cause the Company Subsidiaries to, conduct their business in the ordinary course of business and in a manner consistent with past practice;

the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations; and

Company shall, and shall cause the Company Subsidiaries to, conduct their business in material compliance with applicable Law, including all Healthcare Laws, and to notify GigCapital2 promptly in the event that any of the representations contained herein ceases to be true and complete in all material respects.

(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of GigCapital2 (which consent shall not be unreasonably conditioned, withheld or delayed):

amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, or (B) any material assets of the Company or any Company Subsidiary, except that a Subsidiary shall have the right to implement changes contemplated by the relevant acquisition agreement executed between the Subsidiary and the Company to facilitate the transitions contemplated thereunder and hereunder;

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities, except that a Subsidiary shall have the right to implement changes contemplated by the relevant acquisition agreement executed between the Subsidiary and the Company to facilitate the transitions contemplated thereunder and hereunder;

(A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $100,000; or (B) incur any indebtedness for borrowed money in excess of $100,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;

(A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company as of the date of this Agreement, other than increases in base compensation of employees in the ordinary course of business, (B) enter into any new, or materially amend any existing employment or severance or termination agreement with any current or former director, officer, employee or consultant, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant or (D) hire or otherwise enter into any employment or consulting agreement or arrangement with any person or terminate any current or former director, officer, employee or consultant provider whose compensation would exceed, on an annualized basis, $200,000;

amend, other than reasonable and usual amendments in the ordinary course of business, accounting policies or procedures, other than as required by GAAP;

take any action where such action could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment;

make, change or revoke any material Tax election, amend a material Tax Return or settle or compromise any material United States federal, state, local or non-United States income Tax liability;

other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Section 4.12(a) of the Company Disclosure Schedule or that the Company is not prohibited from entering into after the date hereof, grant any severance or termination pay to, any director or officer of the Company or of any Company Subsidiary, other than in the ordinary course of business consistent with past practice;

adopt, amend and/or terminate any Plan except as may be required by applicable Law, is necessary in order to consummate the Transactions, or health and welfare plan renewals in the ordinary course of business;

materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case, in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business;

amend, or modify or consent to the termination of any of the Company Subsidiary Acquisition Agreements or amend, waive, modify or consent to the termination of the Company’s or any Company Subsidiary’s rights thereunder;

make any alterations or improvements to the Owned Real Property or the Leased Real Property, or amend any written or oral agreements affecting the Owned Real Property or the Leased Real Property;

intentionally permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Company IP; or

enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

(c) Notwithstanding any other provision in this Agreement, the Company is expressly permitted to engage in any and all actions authorized or contemplated in any of the Company Subsidiary Acquisition Agreements, including, without limitation (i) causing the Company and the Company Subsidiaries to assume, guarantee, cross-collateralize, become co-borrowers and pledge assets, shares and other equity interests as collateral and credit support related to TTC Healthcare’s term and revolver loans with Fifth Third Bank solely upon the Company’s acquisition of TTC Healthcare, and (ii) implementing the Non-Healthcare Joint Venture and the Spin Out of the Non-Healthcare Joint Venture (as defined and contemplated in the Thrasys Acquisition Agreement).

SECTION 6.02 Conduct of Business by GigCapital2 and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, except as set forth on Schedule 6.02 attached hereto and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), GigCapital2 agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of GigCapital2 and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, as set forth on Schedule 6.02 attached hereto or and as required by applicable Law (including any as may be requested or compelled by any Governmental Authority), neither GigCapital2 nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) other than the amendment to the GigCapital2 Certificate of Incorporation that is contemplated to be approved by the stockholders of GigCapital2 at the annual meeting of stockholders scheduled to occur on December 3, 2020, amend or otherwise change the GigCapital2 Organizational Documents or the Merger Sub Organizational Documents or form any subsidiary of GigCapital2 other than Merger Sub;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the GigCapital2 Organizational Documents;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the GigCapital2 Common Stock, GigCapital2 Warrants or GigCapital2 Rights except for redemptions from the Trust Fund that are required pursuant to the GigCapital2 Organizational Documents;

(d) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of GigCapital2 or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of GigCapital2 or Merger Sub;

(e) other than the acquisition of Cloudbreak Health pursuant to the terms of the Cloudbreak Health BCA, acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f) except as is necessary to effectuate the transactions contemplated hereunder, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of GigCapital2, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice;

(g) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(h) make any material Tax election or settle or compromise any material United States federal, state, local or non-United States income Tax liability, except in the ordinary course consistent with past practice;

(i) take any action where such action could reasonably be expected to prevent or impede the transactions contemplated in this Agreement from qualifying for the Intended Tax Treatment;

(j) liquidate, dissolve, reorganize or otherwise wind up the business and operations of GigCapital2 or Merger Sub;

(k) amend the Trust Agreement or any other agreement related to the Trust Account; or

(l) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

SECTION 6.03 Claims Against Trust Account. The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and GigCapital2 on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim they may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against GigCapital2, Merger Sub or any other person (a) for legal relief against monies or other assets of GigCapital2 or Merger Sub held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions or (b) for damages for breach of this Agreement against GigCapital2 (or any successor entity) or Merger Sub in the event this Agreement is terminated for any reason and GigCapital2 consummates a business combination transaction with another party. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, GigCapital2 shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event GigCapital2 prevails in such action or proceeding.

ARTICLE VII.

ADDITIONAL AGREEMENTS

SECTION 7.01 Proxy Statement; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Financial Statements and the Non-PCAOB Financial Statements and appropriate financial statements of Cloudbreak Health for filing with the SEC, (i) GigCapital2 (with the assistance and cooperation of the Company and Cloudbreak) shall prepare and file with the SEC a joint information statement/proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of GigCapital2 and to the stockholders of the Company as an information statement relating to (A) with respect to the Company’s stockholders, the action to be taken by certain stockholders of the Company pursuant to the Written Consent and (B) with respect to GigCapital2’s stockholders, the meeting of GigCapital2’s stockholders (the “GigCapital2 Stockholders’ Meeting”) to be held to consider approval and adoption of (1) this Agreement and the Merger, (2) the issuance of GigCapital2 Common Stock as contemplated by this Agreement, (3) the UpHealth Certificate of Incorporation as set forth on Exhibit B, (4) the transactions contemplated under the Cloudbreak Health BCA and the issuance of GigCapital2 Common Stock as contemplated thereunder, (5) the Equity Plan, (6) the classes of the members of the UpHealth Board as of immediately following the Effective Time, (7) the election of the Initial Post-Closing UpHealth Directors to serve as the members of the UpHealth Board as of immediately following the Effective Time and until their respective successors are duly elected or appointed and qualified and (8) any other proposals the parties deem necessary to effectuate the Merger (collectively, the “GigCapital2 Proposals”) and (ii) GigCapital2 shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of GigCapital2 Common Stock (A) to be issued to the stockholders of the Company pursuant to this Agreement and (B) to be issued to the members of Cloudbreak Health pursuant to the Cloudbreak Health BCA. The Company shall furnish all information concerning the Company as GigCapital2 may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement. GigCapital2 and the Company each shall use their reasonable best efforts to (I) cause the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (II) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement, (III) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (IV) to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Prior to the effective date of the Registration Statement, GigCapital2 shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of GigCapital2 Common Stock, in each case to be issued or issuable to the stockholders of the Company pursuant to this Agreement. As promptly as practicable after the Registration Statement is declared effective, each of the Company and GigCapital2 shall mail the Proxy Statement to their respective stockholders. Each of GigCapital2 and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.

(b) No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by GigCapital2 or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed). GigCapital2 and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the GigCapital2 Common Stock to be issued or issuable to the stockholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of GigCapital2 and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto.

(c) GigCapital2 represents that the information supplied by GigCapital2 for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of GigCapital2, (iii) the time of the GigCapital2 Stockholders’ Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to GigCapital2 or Merger Sub, or their respective officers or directors, should be discovered by GigCapital2 which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, GigCapital2 shall promptly inform the Company. All documents that GigCapital2 is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d) The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of GigCapital2, (iii) the time of the GigCapital2 Stockholders’ Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform GigCapital2. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

SECTION 7.02 GigCapital2 Stockholders’ Meetings; and Merger Sub Stockholder’s Approval.

(a) GigCapital2 shall call and hold the GigCapital2 Stockholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the GigCapital2 Proposals, and GigCapital2 shall use its reasonable best efforts to hold the GigCapital2 Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective (but in any event no later than 30 days after the date on which the Proxy Statement is mailed to stockholders of GigCapital2). GigCapital2 shall use its reasonable best efforts to obtain the approval of the GigCapital2 Proposals at the GigCapital2 Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the GigCapital2 Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders. The GigCapital2 Board shall recommend to its stockholders that they approve the GigCapital2 Proposals and shall include such recommendation in the Proxy Statement.

(b) Promptly following the execution of this Agreement, GigCapital2 shall approve and adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement, as the sole stockholder of Merger Sub.

SECTION 7.03 Company Stockholders’ Written Consent. Upon the terms set forth in this Agreement, the Company shall seek the irrevocable written consent, in form and substance reasonably acceptable to GigCapital2, of holders of the Requisite Approval (including the Key Company Stockholders) in favor of the approval and adoption of this Agreement and the Merger and all other transactions contemplated by this Agreement (the “Written Consent”) as soon as reasonably practicable after the Registration Statement becomes effective, and in any event within twenty-four (24) hours after the Registration Statement becomes effective. The Company shall not send the Registration Statement to the stockholders of the Company, other than Key Company Stockholders, until after delivery of the Written Consent to GigCapital2.

SECTION 7.04 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time, the Company and GigCapital2 shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor GigCapital2 shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the parties pursuant to this Section 7.04 shall be kept confidential in accordance with the confidentiality agreement, dated September 21, 2020 (the “Confidentiality Agreement”), between GigCapital2 and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

SECTION 7.05 Exclusivity.

(a) From the date of this Agreement and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement, the Company shall not, and shall cause its Representatives not to, directly or indirectly, (A) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning (1) any sale of assets of the Company equal to 5% or more of the Company’s assets or to which 5% or more of the Company’s revenues or earnings are attributable, (2) the issuance or acquisition of 5% or more of the outstanding capital stock (on an as converted to Company Common Stock basis) or other voting securities representing 5% or more of the combined voting power of the Company or (3) any conversion, consolidation, merger, liquidation, dissolution or similar transaction which, if consummated, would result in any person or other entity or group beneficially owning 5% or more of the combined voting power of the Company, other than with GigCapital2 and its Representatives (an “Alternative Transaction”), (B) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (C) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided, that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby shall not be deemed a violation of this Section 7.05(a). The Company shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its, his or her consideration of acquiring the Company to return or destroy all Confidential Information furnished to such person by or on behalf of it, him or her prior to the date hereof. If the Company or any of its Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Company shall promptly (and in no event later than twenty-four (24) hours after the Company become aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits it from considering such inquiry or proposal, and will provide GigCapital2 with a copy of any such written inquiry or proposal or a detailed summary of any such verbal inquiry or proposal, including in each case the identity of the person making such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 7.05(a) by the Company or its affiliates or Representatives shall be deemed to be a breach of this Section 7.05(a) by the Company.

(b) From and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement, GigCapital2 shall not take, nor shall it permit any of its affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than (i) the Company, its stockholders and/or any of its affiliates or Representatives and/or (ii) Cloudbreak, its stockholders and/or any of its affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination transaction (a “Business Combination Proposal”) other than (A) the Company, its stockholders and/or any of its affiliates or Representatives and/or (B) Cloudbreak, its stockholders and/or any of its affiliates or Representatives. GigCapital2 shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

SECTION 7.06 Employee Benefits Matters.

(a) The parties shall cooperate to establish an equity incentive award plan for GigCapital2 with an initial award pool of GigCapital2 Common Stock equal to the sum of (i) the amount that is equal to ten percent (10%) of the shares of GigCapital2 Common Stock outstanding as of immediately after the Effective Time (rounded up to the nearest whole share) and (ii) the Thrasys Incentive Amount, which plan shall include an “evergreen” provision pursuant to which such award pool will automatically increase on each of January 1, 2022 and each anniversary thereof during the effectiveness of such plan by an amount equal to the lesser of (i) five percent (5%) of the shares of GigCapital2 Common Stock issued and outstanding as of 12:01 a.m. (Central Time) on such date and (ii) such lesser amount determined by the UpHealth Board, and which plan shall be effective at and after the Closing (the “Equity Plan”).

(b) GigCapital2 shall, or shall cause the Surviving Corporation and each of its subsidiaries, as applicable, to use commercially reasonable efforts to provide the employees of the Company and the Company Subsidiaries who remain employed immediately after the Effective Time (the “Continuing Employees”) credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries (including, without limitation, any employee benefit plan as defined in Section 3(3) of ERISA and any vacation or other paid time-off program or policy) for service accrued or deemed accrued prior to the Effective Time with the Company or any Company Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit or apply to the accrual of benefits under a defined benefit pension plan. In addition, GigCapital2 shall use commercially reasonable efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by the Surviving Corporation or any of its subsidiaries that cover the Continuing Employees or their dependents, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing Employee currently participates to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, Surviving Corporation will honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing.

(c) Following the Closing and the filing of a registration statement under Form S-8 for the Equity Plan, GigCapital2 shall issue under the Equity Plan to each individual listed on Schedule 7.06(c), provided that such individual is still employed by the Surviving Corporation or one of the Company Subsidiaries, a number of restricted stock units of GigCapital2 as can be determined under the formula set forth on Schedule 7.06(c) and subject to the vesting restrictions and other conditions described on Schedule 7.06(c) (the aggregate of all such potential issuances in accordance with the formula set forth on Schedule 7.06(c), the “Thrasys Incentive Amount”).

(d) The parties shall, prior to the Closing, engage a reputable third party executive compensation advisor to conduct a study to determine an appropriate market-based compensation package for the executive officers commensurate with their anticipated roles at UpHealth, Inc. and/or any of its subsidiaries upon the Closing (the “Compensation Study”). UpHealth, Inc. shall, upon the Closing, provide each executive officer who is then employed by UpHealth, Inc. or any of its subsidiaries with a market-based compensation package commensurate with such individual’s role with UpHealth, Inc. and/or any of its subsidiaries, taking into account (but not being unreasonably bound by) the Compensation Study.

(e) The provisions of this Section 7.06 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, GigCapital2, the Surviving Corporation and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

SECTION 7.07 Directors’ and Officers’ Indemnification.

(a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. GigCapital2 further agrees that with respect to the provisions of the bylaws or limited liability company agreements of the Company Subsidiaries relating to indemnification, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of such Company Subsidiary, unless such modification shall be required by applicable Law.

(b) On the Closing Date, GigCapital2 shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and GigCapital2 with the Initial Post-Closing UpHealth Directors and the post-Closing officers of UpHealth, Inc. and the Surviving Corporation, which indemnification agreements shall continue to be effective following the Closing.

(c) At GigCapital2’s option, either (i) GigCapital2 shall on and after the Closing Date, for a period of no less than six years, maintain public company directors’ and officers’ liability insurance (“D&O Insurance”) with full, continuous prior acts coverage for pre-Closing acts, errors or omissions based on the status of GigCapital2’s directors and officers; or (ii) Company shall, effective as of the Closing Date, purchase a prepaid and noncancellable D&O Insurance covering pre-Closing acts, errors, or omissions for a duration of six years, which GigCapital2 shall maintain; and GigCapital 2 shall purchase and maintain public company D&O Insurance for post-Closing acts, errors, or omissions for as long as it remains a public company. In either case (i) or (ii), other than as set forth above, such coverage shall be in a commercially reasonable amount and with commercially reasonable terms, but in no case in an amount lower or coverage terms narrower than that provided under the Company’s and respective D&O insurance just prior to Closing.

(d) On and after the Closing Date, for a period of no less than six years, GigCapital2 shall, with regard to pre-Closing acts, errors, omissions of GigCapital2 directors and officers, maintain a certificate of incorporation and bylaws with provisions no less favorable with respect to indemnification, advancement, expense reimbursement, and exculpation, than are set forth in the certificate of incorporation or bylaws of GigCapital2 just prior to Closing.

SECTION 7.08 Notification of Certain Matters. The Company shall give prompt notice to GigCapital2, and GigCapital2 shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail to be satisfied at the Closing.

SECTION 7.09 Further Action; Reasonable Best Efforts

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b) Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

SECTION 7.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of GigCapital2 and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the New York Stock Exchange, each of GigCapital2 and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party. Furthermore, nothing contained in this Section 7.10 shall prevent GigCapital2 or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors.

SECTION 7.11 Tax Matters. Each of the parties to this Agreement intends that, for U.S. federal income tax purposes, (i) the Merger, the Cloudbreak Health Merger and other relevant contributions to GigCapital2, shall constitute a series of transfers as part of a single, integrated transaction, and (ii) the Merger, taken together with the Cloudbreak Health Merger and other relevant contributions to GigCapital2, shall qualify as an exchange under Section 351(a) of the Code and the Treasury Regulations promulgated thereunder. Each party to this Agreement shall, and shall cause its respective affiliates to, use commercially reasonable efforts to so qualify and shall file all Tax Returns consistent with, and take no position inconsistent with (whether in Tax Returns, any audit, examination, litigation or other proceeding, or otherwise) such treatment, including attaching the statement described in Treasury Regulations Section 1.351-3(a) on or with its Tax Return for the taxable year of the Merger, unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

SECTION 7.12 Stock Exchange Listing. GigCapital2 will use its reasonable best efforts to cause the Per Share Merger Consideration issued in connection with the Transactions to be approved for listing on the New York Stock Exchange at Closing. During the period from the date hereof until the Closing, GigCapital2 shall use its reasonable best efforts to keep the GigCapital2 Units, GigCapital2 Common Stock, GigCapital2 Warrants and GigCapital2 Rights listed for trading on the New York Stock Exchange.

SECTION 7.13 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b) Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

SECTION 7.14 PCAOB Financial Statements. The Company shall use reasonable best efforts to deliver to GigCapital2 true and complete copies of (i) the audited financial statements of Thrasys for the twelve (12) month periods ended December 31, 2018 and December 31, 2019 and (ii) the reviewed financial statements of Thrasys for the nine (9) month period ended September 30, 2020, each audited or reviewed, as applicable, by a U.S. accounting firm registered with the PCAOB (collectively, the “PCAOB Financial Statements”) not later than December 7, 2020. The Company shall also use reasonable best efforts to deliver to GigCapital2 true and complete copies of (i) the audited financial statements of the other Company Subsidiaries for the twelve (12) month periods ended December 31, 2018 and December 31, 2019 and (ii) the reviewed financial statements of the other Company Subsidiaries for the nine (9) month period ended September 30, 2020, each audited or reviewed, as applicable, in accordance with auditing standards generally accepted in the U.S., except that for Glocal, such financial statements need not be under such auditing standards generally accepted in the U.S. (collectively, the “Non-PCAOB Financial Statements”) not later than December 7, 2020.

SECTION 7.15 Trust Account. As of the Effective Time, the obligations of GigCapital2 to dissolve or liquidate within a specified time period as contained in GigCapital2’s Certificate of Incorporation will be terminated and GigCapital2 shall have no obligation whatsoever to dissolve and liquidate the assets of GigCapital2 by reason of the consummation of the Merger or otherwise, and no stockholder of GigCapital2 shall be entitled to receive any amount from the Trust Account. At least 48 hours prior to the Effective Time, GigCapital2 shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to GigCapital2 (to be held as available cash on the balance sheet of GigCapital2, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

SECTION 7.16 Supplement to Disclosure Schedules. From time to time prior to the Closing, the Company shall have the right (but not the obligation) to supplement or amend the Company Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the termination rights contained in this Agreement or of determining whether or not the conditions set forth in Article VIII have been satisfied; provided, however, that if GigCapital2 has the right to, but does not elect to, terminate this Agreement within ten (10) Business Days of its receipt of such Schedule Supplement, then GigCapital2 shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter.

ARTICLE VIII.

CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, GigCapital2 and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Written Consent. The Written Consent shall have been delivered to GigCapital2.

(b) GigCapital2 Stockholders’ Approval. The GigCapital2 Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of GigCapital2 in accordance with the Proxy Statement, the DGCL, the GigCapital2 Organizational Documents and the rules and regulations of the New York Stock Exchange.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d) Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

(e) Consents. All consents, approvals and authorizations set forth on Schedule 4.05(a) of the Company Disclosure Schedule shall have been obtained from and made with all Governmental Authorities.

(f) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(g) Stock Exchange Listing. The shares of GigCapital2 Common Stock shall be listed on the New York Stock Exchange or a U.S. exchange that is affiliated with the New York Stock Exchange as of the Closing Date.

(h) Net Tangible Assets Test. Upon the Closing, and after giving effect to the Redemption Rights, GigCapital2 shall have net tangible assets of at least $5,000,001 (excluding assets of the Surviving Corporation).

SECTION 8.02 Conditions to the Obligations of GigCapital2 and Merger Sub. The obligations of GigCapital2 and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.03 (Capitalization), Section 4.04 (Authority Relative to this Agreement) and Section 4.25 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to GigCapital2 a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Resignation. Other than those persons identified as continuing directors on Schedule 2.05, all members of the Company Board and the Board of Directors of the Company Subsidiaries (other than Jeff Bray with respect to his seat on the Board of Directors of Innovations) shall have executed written resignations effective as of the Effective Time.

(f) Stockholder Support Agreement. The Stockholder Support Agreement shall be in full force and effect, and no Key Company Stockholder shall have attempted to repudiate or disclaim any of its or his obligations thereunder.

(g) Registration Rights and Lock-Up Agreement. All parties to the Registration Rights and Lock-Up Agreement (other than GigCapital2) shall have delivered, or cause to be delivered, to GigCapital2 copies of the Registration Rights and Lock-Up Agreement duly executed by all such parties.

(h) FIRPTA Tax Certificates. On or prior to the Closing, the Company shall deliver to GigCapital2 a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by GigCapital2 with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(i) PCAOB Financial Statements. The Company shall have delivered to GigCapital2 the PCAOB Financial Statements and the Non-PCAOB Financial Statements.

(j) Cloudbreak Health BCA. All closing conditions in the Cloudbreak Health BCA shall have been satisfied and the transactions contemplated thereunder have occurred prior to, or will occur substantially contemporaneously with, Closing.

(k) Company Subsidiary Acquisitions. The Company will have consummated its acquisitions of at least an additional 50% of the outstanding equity interests of Glocal and either of (x) TTC Healthcare, or (y) Innovations Group, in each case pursuant to the applicable Company Subsidiary Acquisition Agreement.

(l) Transaction Tax Opinion. GigCapital2 shall have received a written opinion from DLA Piper LLP (US) (or another law firm or accounting firm reasonably satisfactory to GigCapital2), issued to GigCapital2 and in form and substance reasonably acceptable to GigCapital2, to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger, taken together with the Cloudbreak Health Merger and other related transactions, should qualify as an exchange described in Section 351 of the Code (the “GigCapital2 Tax Opinion”). In rendering such opinion, DLA Piper LLP (US) (or such other counsel) may rely on certain representation letters and such other information as it considers relevant. Such opinion shall be in a form customary for transactions of this nature and shall be subject to customary assumptions, qualifications, limitations and representations.

SECTION 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of GigCapital2 and Merger Sub contained in Section 5.01 (Corporation Organization), Section 5.03 (Capitalization), Section 5.04 (Authority Relative to this Agreement) and Section 5.12 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “GigCapital2 Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of GigCapital2 and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “GigCapital2 Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a GigCapital2 Material Adverse Effect.

(b) Agreements and Covenants. GigCapital2 and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. GigCapital2 shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of GigCapital2, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(d).

(d) Material Adverse Effect. No GigCapital2 Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Stock Exchange Listing. A supplemental listing shall have been filed with the New York Stock Exchange as of the Closing Date to list the shares constituting the Aggregate Merger Consideration.

(f) Minimum Proceeds. GigCapital2 shall have an aggregate amount of cash and cash equivalents available from any sources of not less than $150,000,000.

(g) Transaction Tax Opinion. The Company shall have received a written opinion from Husch Blackwell LLP (or another law firm or accounting firm reasonably satisfactory to the Company), issued to the Company and in form and substance reasonably acceptable to the Company, to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger, taken together with the Cloudbreak Health Merger and other related transactions, should qualify as an exchange described in Section 351 of the Code (the “Company Tax Opinion”). In rendering such opinion, Husch Blackwell LLP (or such other counsel) may rely on the representation letters and such other information as it considers relevant. Such opinion shall be in a form customary for transactions of this nature and shall be subject to customary assumptions, qualifications, limitations and representations.

ARTICLE IX.

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or GigCapital2, as follows:

(a) by mutual written consent of GigCapital2 and the Company; or

(b) by either GigCapital2 or the Company if the Effective Time shall not have occurred prior to March 31, 2021 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; provided, further, that if the SEC requires audited financial statements of the Company or any Company Subsidiary for the year ended December 31, 2020 as a condition to the effectiveness of the Registration Statement, such Outside Date shall be extended to a date subsequent to the availability of such financial statements, to be mutually agreed to by the Company and GigCapital2, but that is at least as long as it takes the Company and the Company Subsidiaries to deliver such audited financial statements to GigCapital2 following February 16, 2021; or

(c) by either GigCapital2 or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any permanent injunction, order, decree or ruling which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger; or

(d) by either GigCapital2 or the Company if any of the GigCapital2 Proposals shall fail to receive the requisite vote for approval at the GigCapital2 Stockholders’ Meeting; or

(e) by GigCapital2 if the Company shall have failed to deliver the Written Consent to GigCapital2 within seventy-two (72) hours after the Registration Statement becomes effective; or

(f) by GigCapital2 upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that GigCapital2 has not waived such Terminating Company Breach and GigCapital2 and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, GigCapital2 may not terminate this Agreement under this Section 9.01(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by GigCapital2 to the Company; or

(g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of GigCapital2 or Merger Sub set forth in this Agreement, or if any representation or warranty of GigCapital2 or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating GigCapital2 Breach”); provided that the Company has not waived such Terminating GigCapital2 Breach and the Company is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating GigCapital2 Breach is curable by GigCapital2 and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(g) for so long as GigCapital2 and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to GigCapital2; or

(h) by GigCapital2 if the PCAOB Financial Statements and the Non-PCAOB Financial Statements shall not have been delivered to GigCapital2 by the Company on or before the date that is thirty (30) days from the date hereof.

SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this Section 9.02, Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

SECTION 9.03 Expenses. Except as set forth in this Section 9.03 or elsewhere in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated, except that (A) GigCapital2 shall pay all of the expenses relating to all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, and (B) the Company shall pay all of the expenses relating to the filing fee for the Notification and Report Forms filed under the HSR Act.

SECTION 9.04 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.05 Waiver. At any time prior to the Effective Time, (i) GigCapital2 may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of GigCapital2 or Merger Sub, (b) waive any inaccuracy in the representations and warranties of GigCapital2 or Merger Sub contained herein or in any document delivered by GigCapital2 and/or Merger pursuant hereto and (c) waive compliance with any agreement of GigCapital2 or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X.

GENERAL PROVISIONS

SECTION 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to GigCapital2 or Merger Sub:

GigCapital2, Inc.

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

Attention: Dr. Raluca Dinu, Chief Executive Officer

                 Dr. Avi Katz, Chairman of the Board

Email:      raluca@gigcapitalglobal.com; avi@gigcapitalglobal.com

with a copy to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@dlapiper.com; john.maselli@dlapiper.com if to the Company:

UpHealth Holdings, Inc.

19W060 Ave. Latour

Oak Brook, IL 60523

E mail: drkathuria@uphealthinc.com

Attention: Chirinjeev Kathuria

with a copy to:

Husch Blackwell LLP

511 North Broadway, Suite 1100

Milwaukee, WI 53202

E mail: kate.bechen@huschblackwell.com

Attention: Kate L. Bechen

SECTION 10.02 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a)(i) those covenants and agreements in Section 7.11 and (ii) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X and any corresponding definitions set forth in Article I.

SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.04(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

SECTION 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 10.07 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

SECTION 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

[Signature Page Follows.]

IN WITNESS WHEREOF, GigCapital2, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GIGCAPITAL2, INC.

By	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	President and Chief Executive Officer

UPHEALTH MERGER SUB, INC.

By	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	President and Chief Executive Officer

UPHEALTH HOLDINGS, INC.

By	/s/ Chirinjeev Kathuria
Name:	Chirinjeev Kathuria
Title:	President

[Signature Page to Business Combination Agreement]

EXHIBIT A

Form of Amended and Restated Certificate of Incorporation of Surviving Corporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

UPHEALTH SERVICES, INC.

I.

The name of this corporation is UpHealth Services, Inc. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, DE 19801, New Castle County. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

IV.

The Corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is Ten Thousand (10,000) shares, with each share having a par value of $0.0001.

V.

A.    The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors (“Board of Directors”). The number of directors which shall constitute the whole board of Directors shall be fixed by the Board of Directors in the manner provided in the bylaws of the Corporation (“Bylaws”).

B.    The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

VI.

A.    To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.    Any repeal or modification of this Article VI shall be prospective and shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

VII.

A.    To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL. Any amendment, repeal, or modification of the foregoing provisions will not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

VIII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

IX.

The Corporation is to have perpetual existence.

EXHIBIT B

GigCapital2 Second Amended and Restated Certificate of Incorporation

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GIGCAPITAL2, INC.

[                 ], 2020

GigCapital2, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.    The name of the Corporation is “GigCapital2, Inc.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 6, 2019, and an amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 5, 2019 (as amended to date, the “Original Certificate”).

2.    This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”), which both restates and amends the provisions of the Original Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3.    This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

4.    The text of the Original Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is UpHealth, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1    Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [X]1 shares, consisting of (a) [X] shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) [X] shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

[1]	Note to Draft: Subject to review of pro forma post-closing capitalization table.

Section 4.2    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3    Common Stock.

(a)    Voting.

(i)    Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii)    Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote.

(iii)    Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b)    Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)    Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4    Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

2

ARTICLE V

BOARD OF DIRECTORS

Section 5.1     Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws of the Corporation (as they may be amended from time to time, “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2    Number, Election and Term.

(a)    The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b)    Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II, and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II, or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, and the term of the initial Class III directors shall expire at the third annual meeting of the stockholders following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c)    Subject to Section 5.5 hereof, a director shall hold office until the next annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d)    Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

3

Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4    Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office, but only for cause, by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting called for that purpose.

Section 5.5    Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1    Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3    Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

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ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from its actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2    Indemnification and Advancement of Expenses.

(a)     To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)     The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)     Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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(d)     This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

Section 9.1    Corporate Opportunities and Non-Employee Directors.

(a)    In recognition and anticipation that members of the Board who are not employees of the Corporation (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. For purposes of this Article IX, (i) “Affiliate” shall mean, (a) in respect of each Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(b)    No Non-Employee Director  (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (such Persons being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 9.1(c) of this Article IX. Subject to said Section 9.1(c) of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(c)    The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 9.1(b) of this Article IX shall not apply to any such corporate opportunity.

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(d)    In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is unable, financially or legally, or is not contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

(e)    To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

(f)    Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any corporate opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

ARTICLE X

AMENDMENT OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1    Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, the provisions of this Section 11.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.    Notwithstanding the foregoing, the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.1.

Section 11.2    Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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ARTICLE XII

SEVERABILITY

If any provision or provisions (or any part thereof) of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[Signature page follows.]

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IN WITNESS WHEREOF, GigCapital2, Inc. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

GIGCAPITAL2, INC.

By:
Name:
Title:

Signature Page to Second Amended and Restated Certificate of Incorporation

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EXHIBIT C

STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT, dated as of November 20, 2020 (this “Agreement”), by and among GigCapital2, Inc., a Delaware corporation (“GigCapital2”), and certain of the stockholders of UpHealth Holdings, Inc., a Delaware corporation (the “Company”), whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, GigCapital2, UpHealth Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of GigCapital2 (“Merger Sub”), and the Company propose to enter into, concurrently herewith, a Business Combination Agreement in the form attached hereto as Exhibit B (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of GigCapital2; and

WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of Company Common Stock as set forth opposite such Stockholder’s name on Exhibit A hereto (all such shares of Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Agreement to Vote. Each Stockholder, by this Agreement, with respect to such Stockholder’s Shares, severally and not jointly, hereby agrees to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after the Company requests such delivery), all of such Stockholder’s Shares held by such Stockholder at such time (a) in favor of the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA and (b) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Merger from being consummated. Each Stockholder acknowledges receipt and review of a copy of the BCA.

2.    Termination of Stockholders Agreement, Related Agreements. Each Stockholder, by this Agreement, with respect to such Stockholder’s Shares, severally and not jointly, hereby terminates, subject to and effective immediately prior to the Closing under the BCA (provided that all Terminating Rights (as defined below) between the Company or any of its subsidiaries and any other holder of Company capital stock shall also terminate at such time), that certain (a) Stockholders Agreement, dated as of October 26, 2020, by and among the Company and the stockholders of the Company named therein (the “Stockholders Agreement”) and (b) if applicable to Stockholder, any rights under any letter agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to stockholders of the Company (the “Terminating Rights”) between Stockholder and the Company, but excluding, for the avoidance of doubt, any rights such Stockholder may have that relate to any commercial or employment agreements or arrangements between such Stockholder and the Company or any subsidiary, which shall survive in accordance with their terms.

3.    Transfer of Shares. Each Stockholder severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA or to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided, that the foregoing shall not prohibit the transfer of the Shares to an affiliate of Stockholder, but only if such affiliate of such Stockholder shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

4.    No Solicitation of Transactions. Each of the Stockholders severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Alternative Transaction in violation of the BCA. Each Stockholder shall, and shall direct its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Alternative Transaction (other than the transactions contemplated by the BCA) to the extent required by the BCA. If any Stockholder receives any inquiry or proposal with respect to an Alternative Transaction, then such Stockholder shall promptly (and in no event later than twenty-four (24) hours after such Stockholder become aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits such Stockholder from considering such inquiry or proposal.

5.    Representations and Warranties. Each Stockholder severally and not jointly, represents and warrants to GigCapital2 as follows:

(a)    The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) if such Stockholder is an entity, conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents.

(b)    As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, (iii) the Company’s certificate of incorporation and bylaws and (iv) the Stockholders Agreement, and as of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Stockholder does not own, directly or indirectly, any other Shares.

(c)    Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Stockholder.

6.    Termination. This Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the BCA in accordance with its terms and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided that nothing in this Section 6 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

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7.    Miscellaneous.

(a)    Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

If to GigCapital2, to it at:

GigCapital2, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Attention:     Dr. Raluca Dinu, Chief Executive Officer

                     Dr. Avi Katz, Chairman of the Board

Email:           raluca@gigcapitalglobal.com; avi@gigcapitalglobal.com

with a copy to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention:    Jeffrey Selman; John Maselli

Email:          jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

(c)    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(e)    This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and GigCapital2’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

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(f)    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)    This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)    At the request of GigCapital2, in the case of any Stockholder, or at the request of the Stockholders, in the case of GigCapital2, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(j)    This Agreement shall not be effective or binding upon any Stockholder until after such time as the BCA is executed and delivered by the Company, GigCapital2 and Merger Sub.

(k)    Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7(k).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GIGCAPITAL2, INC.

By:

Name:
Title:

Signature Page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[STOCKHOLDER NAME]

By:

Name:
Title:

Address:

Email:

Signature Page to Stockholder Support Agreement

EXHIBIT A

Stockholder Name	Shares of Company Common Stock
[●]	[●]

EXHIBIT B

Business Combination Agreement

[see attached]

EXHIBIT D

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This Registration Rights and Lock-Up Agreement (this “Agreement”) is made and entered into as of [                    ], 202[    ] by and among [                    ], a Delaware corporation f/k/a GigCapital2, Inc. (the “Company”) and the parties listed on Schedule A hereto (each, a “Holder” and collectively, the “Holders”). Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company, UpHealth Merger Sub, Inc., a Delaware corporation, and UpHealth Holdings, Inc., a Delaware corporation (“UpHealth”) are party to that certain Business Combination Agreement, dated as of [                    ], 2020 (the “Business Combination Agreement”), pursuant to which, on the Closing Date (as defined in the Business Combination Agreement), Merger Sub will merge with and into UpHealth (the “Merger”), with UpHealth surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, pursuant to the Business Combination Agreement, the Company is issuing shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Holders designated on Schedule A hereto;

WHEREAS, on or around the date hereof, the Company is entering into a separate Registration Rights and Lock-Up Agreement with Cloudbreak Health, LLC (the “Cloudbreak Agreement”); and

WHEREAS, the Company desires to set forth certain matters regarding the ownership of the Registrable Securities (as defined below) by the Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below: “Agreement” shall have the meaning given in the Preamble.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” means any merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, involving the Company.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such transferee or group of affiliated transferees would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” has the meaning set forth in the Recitals.

“Company” is defined in the Preamble to this Agreement.

“Demand Registration” has the meaning set forth in Section 2.1.1.

“Demanding Holder” has the meaning set forth in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” has the meaning set forth in Section 2.1.1.

“Form S-3” has the meaning set forth in Section 2.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Holders” shall have the meaning given in the Preamble.

“Lock-up Period” means, with respect to the Registrable Securities, the period ending on the earlier of (i) the date that is six months after the date of the closing pursuant to the Business Combination Agreement (the “Business Combination”) as indicated on Schedule A for certain Holders and the date that is one year after the date of the closing pursuant to the Business Combination as indicated Schedule A for other Holders or (ii) the date on which, subsequent to the Business Combination, the last sale price of the Common Stock (x) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Business Combination, or (y) the date following the completion of the Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided that in the sole discretion of the majority of the independent members of the Board, the Lock-Up Period may end earlier than as provided herein upon written notice to the Holders.

“Maximum Number of Securities” has the meaning set forth in Section 2.1.4.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Notices” has the meaning set forth in Section 6.3.

“Piggyback Registration” has the meaning set forth in Section 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

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“Registrable Securities” means (i) any equity securities (including the shares of Common Stock issued or issuable upon the exercise or conversion of any such equity security) of the Company held by a Holder immediately following consummation of the Merger. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the securities described in the foregoing clauses (i) - (ii). As to any particular Registrable Security, such security shall cease to be a Registrable Security when: (a) a Registration Statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such security shall have been otherwise transferred, a new certificate for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such security shall not require registration under the Securities Act; (c) such security shall have ceased to be outstanding; or (d) such security is freely saleable under Rule 144 without volume limitations.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority and any securities exchange on which the Common Stock is then listed);

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” has the meaning set forth in Section 2.1.1.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

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“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“UpHealth” shall have the meaning given in the Recitals hereto.

ARTICLE II

REGISTRATION

Section 2.1    Demand Registration

2.1.1    Request for Registration. Subject to the provisions of Section 2.1.4 and Section 2.4 hereof, at any time and from time to time on or after the Effective Time, the Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all the Holders (such Holders, the “Demanding Holders”), may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of two (2) Registrations pursuant to a Demand Registration under this Section 2.1.1 initiated by Holders; provided, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.1.2    Effective Registration. Notwithstanding the provisions of Section 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) a Form S-1 filed with the Commission in connection with the Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing of such election, which notice shall be received by the Company not later than five (5) days after the removal of any such stop order or injunction; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been previously filed pursuant to a Demand Registration becomes effective or is terminated.

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2.1.3    Underwritten Offering. Subject to the provisions of Section 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of Registrable Securities pursuant thereto shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by a majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4    Reduction of Underwritten Offering. If the managing Underwriter(s) for a Demand Registration that is to be an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Requesting Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities which the Company desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such Underwritten Offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5    Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration pursuant to a Registration under Section 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.5.

Section 2.2    Piggy-Back Registration.

2.2.1    Piggy-Back Rights. If, at any time on or after the Effective Time, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Registration and shall use its best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in such Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter(s) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggyback Registration.

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2.2.2    Reduction of Piggyback Registration. If the managing Underwriter(s) for a Piggyback Registration that is to be an Underwritten Offering, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of securities which the Company desires to sell, taken together with (i) the Common Stock or other equity securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested under this Section 2.2, and (iii) the Common Stock or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)    If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company that pre-dates this Agreement, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), (1) the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, Pro Rata, and (2) Common Stock, if any, as to which Registration has been requested pursuant to the Cloudbreak Agreement, together on a pro rata and pari passu basis based on the respective number of shares of Common Stock as to which Registration has been requested pursuant to this Agreement and the Cloudbreak Agreement, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company not otherwise covered above, which can be sold without exceeding the Maximum Number of Securities; and

(ii)    If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, Pro Rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

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2.2.3    Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4    Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

Section 2.3    Registration on Form S-3. The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short-form registration statement that may be available at such time (“Form S-3”); provided, that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than twelve (12) days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, that the Company shall not be obligated to effect any such Registration pursuant to Section 2.3 hereof if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $5,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

Section 2.4    Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, that the Company may not defer its obligation in this manner more than once in any 12-month period.

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ARTICLE III

REGISTRATION PROCEDURES

Section 3.1    General Procedures. If at any time on or after the Effective Time the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable and in connection with any such request:

3.1.1    prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3    prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4    prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

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3.1.8    advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;

3.1.9    at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.10    notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11    permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12    obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter may reasonably request, and may be found reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13    on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and may be found reasonably satisfactory to a majority in interest of the participating Holders;

3.1.14    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriters of such offering;

3.1.15    make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16    if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.17    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2    Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

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Section 3.3    Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity(i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplemented or amended Prospectus as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4, and upon the expiration of such period the Holders shall be entitled to resume the use of any such Prospectus in connection with any sale or offer to sell Registrable Securities, and upon the expiration of such period the Holders shall be entitled to resume the use of any such Prospectus in connection with any sale or offer to sell Registrable Securities.

Section 3.5    Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1    Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, and hold harmless each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) from and against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or any amendment or supplement to any of them, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same is contained in any information furnished in writing to the Company by the Holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers and directors and each person who controls such Underwriter (within the meaning of the Securities Act) on substantially the same basis as that of the indemnification of the Holder provided in this Section 4.1.

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Section 4.2     Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. Each Holder shall indemnify any Underwriter of Registrable Securities sold by such Holder, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

Section 4.3     Conduct of Indemnification Proceedings. Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 4.4    Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

Section 4.5    Contribution. If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, that the liability of any Holder under this Section 4.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1, 4.2 and 4.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.5 from any person who was not guilty of such fraudulent misrepresentation.

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ARTICLE V

LOCK-UP

Section 5.1    Lock-Up.

5.1.1    Except as permitted by Section 5.2, during the Lock-up Period, each Holder shall not Transfer any shares of Common Stock beneficially owned or owned of record by such Holder.

Section 5.2    Exceptions. The provisions of Section 5.1 shall not apply to:

5.2.1    transactions relating to shares of Common Stock acquired in open market transactions;

5.2.2    Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift;

5.2.3    Transfers of shares of Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin;

5.2.4    Transfers by will or intestate succession upon the death of the undersigned;

5.2.5    the Transfer of shares of Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

5.2.6    if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned, or (ii) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the undersigned;

5.2.7    Transfers to the Company’s officers, directors or their affiliates;

5.2.8    pledges of shares of Common Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

5.2.9    pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement; and

5.2.10    the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period, provided, that in the case of any Transfer or distribution pursuant to Sections 5.2.2 through 5.2.7, each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

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ARTICLE VI

GENERAL PROVISIONS

Section 6.1    Entire Agreement. This Agreement (including Schedule A hereto) constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 6.2    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by facsimile or electronic transmission (in each case with receipt verified by electronic confirmation), or (c) one (1) Business Day after being sent by courier or express delivery service, specifying next day delivery, with proof of receipt. The addresses, email addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address, email address or facsimile numbers as may be designated in writing hereafter, in the same manner, by any such person.

Section 6.3    Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders hereunder may be freely assigned or delegated by such Holder in conjunction with and to the extent of any transfer of Common Stock by any such Holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of the applicable Holder or of any assignee of the applicable Holder. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.3. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

Section 6.4    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart and such counterparts may be delivered by the parties hereto via facsimile or electronic transmission.

Section 6.5    Amendment; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 6.6    Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

Section 6.7    Governing Law; Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

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Section 6.8    Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by such first party in accordance with their specific terms or were otherwise breached by such first party. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

[Signature Page Follows.]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

GIGCAPITAL2, INC.

By:
Name:
Title:

Address for Notice:

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Dr. Chirinjeev Kathuria

By:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Dr. Mariya Pylypiv

By:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Dr. Al Gatmaitan

By:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Rewi Enterprises, LLC

By:
Name:	Martin S.A. Beck
Title:	Manager

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Ramesh Balakrishnan

By:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Dr. Syed Sabahat Azim

By:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Jeffery R. Bray

By:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

AM Physicians LLC

By:
Name:	Dr. Azfar Malik
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Sequoia Capital India Investment Holdings III

By:
Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Elevar Equity Mauritius

By:
Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Ranjani Ramakrishna

By:
Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

TTC Healthcare Partners, LLC

By:
Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Jacque Butler

By:
Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Alexandra Bray

By:
Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Samantha Josephine Bray

By:
Name:	Jeffery R. Bray
Title:	Custodian

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Anais Alexandra Bray

By:
Name:	Jeffery R. Bray
Title:	Custodian

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

[Signature Page to Registration Rights and Lock-Up Agreement]

Schedule A

Holders

Name of Holder	Number of Shares	Lock-Up Period
Dr. Chirinjeev Kathuria		One Year
Dr. Mariya Pylypiv		One Year
Dr. Al Gatmaitan		One Year
Rewi Enterprises, LLC		One Year
Ramesh Balakrishnan		One Year
Dr. Syed Sabahat Azim		One Year
Jeffery R. Bray		One Year
AM Physicians LLC		One Year
Sequoia Capital India Investment Holdings III		Six Months
Elevar Equity Mauritius		Six Months
Ranjani Ramakrishna		One Year
TTC Healthcare Partners, LLC		Six Months
Jacque Butler		One Year
Alexandra Bray		One Year
Samantha Josephine Bray (Jeffery R. Bray Custodian under the Utah Gifts to Minors Act)		One Year
Anais Alexandra Bray (Jeffery R. Bray Custodian under the Utah Gifts to Minors Act)		One Year

SCHEDULE 7.06(C)

Thrasys Incentive Restricted Stock Units

1. Following the Closing and the filing of a registration statement under Form S-8 for the Equity Plan, each of the individuals listed in the tables below shall, subject to the approval of the UpHealth Board, be issued the number of restricted stock units of GigCapital2 under the Equity Plan as set forth next to such individual’s name in Section 2 below, subject to the vesting restrictions set forth below; provided, that, an individual’s right to receive any restricted stock units shall be conditioned upon the receipt by GigCapital2 of an agreement in a form reasonably acceptable to GigCapital2 pursuant to which such individual agrees to waive any right to receive any stock options, restricted stock units or any other equity interests of the Company, the Surviving Corporation, GigCapital2 or any of the Company Subsidiaries and agrees to release all claims against GigCapital2, the Company, the Surviving Corporation or any of the Company Subsidiaries for any failure by the Company or any of the Company Subsidiaries to issue stock options, restricted stock units or other equity interests of the Company or any of the Company Subsidiaries. Notwithstanding the foregoing, no provision of this Schedule 7.06(c) shall (a) create any third-party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of GigCapital2, the Company, the Surviving Corporation, any of their respective Affiliates or any other Person other than the parties to this Agreement and their respective successors and permitted assigns, (b) constitute or create or be deemed to constitute or create an employment agreement or (c) constitute or be deemed to constitute an amendment to any employee benefit plan sponsored or maintained by GigCapital2, the Company, the Surviving Corporation or any of their respective Affiliates. For the avoidance of doubt, all grants shall be subject to the approval of the UpHealth Board and any restrictions deemed appropriate or necessary by the UpHealth Board. An individual shall be eligible to receive a grant only if he or she is a service provider to GigCapital2, the Surviving Corporation or any of the Company Subsidiaries as of the date of grant. All grants shall be subject to the terms of the Equity Plan and the form of agreement thereunder.

2. Subject to Section 1, following the Closing, GigCapital2 shall grant to the individuals set forth below the number of restricted stock units of GigCapital2 as set forth next to each such individual’s name, which restricted stock units shall vest into shares of GigCapital2 Common Stock at the earlier of (i) the date that is one year after the Closing Date of the business combination, (ii) the date on which the last sale price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing Date of the business combination, or (iii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. If an individual set forth below ceases to be a service provider to GigCapital2, the Surviving Corporation or any of the Company Subsidiaries prior to any vesting date, the unvested portion of the restricted stock units shall be cancelled and surrendered to GigCapital2.

The Thrasys Incentive Amount that shall be eligible to be granted shall be (a) 32.016% multiplied by (b) 15.167% multiplied by (c) the Adjusted Aggregate Merger/Incentive Amount.

The Adjusted Aggregate Merger/Incentive Amount shall be (a) the Aggregate Merger Consideration Value divided by (b) $10.00.

Name	% of the Thrasys Incentive Amount to be Granted to Individual
Ramesh Balakrishnan	87.954%
Ranjani Ramakrishna	12.046%

In the event that any individual ceases to be a service provider to GigCapital2, the Surviving Corporation or any of the Company Subsidiaries as of the date of grant, the above percentages will not be reallocated among the remaining individuals.

Schedule 7.06(c)